Exhibit 10.5

Execution Version

CREDIT AGREEMENT

dated as of

November 4, 2014

among

Fifth Street Holdings L.P.

The Guarantors Party Hereto

The Lenders Party Hereto

and

Sumitomo Mitsui Banking Corporation
as Administrative Agent

___________________________

Morgan Stanley Senior Funding, Inc.

Sumitomo Mitsui Banking Corporation

as Joint Lead Arrangers and Joint Bookrunners

Morgan Stanley Senior Funding, Inc.

as Syndication Agent

i

(continued)

ii

(continued)

iii

(continued)

EXHIBITS

Exhibit A-1	Form of Assignment and Acceptance
Exhibit A-2	Form of Promissory Note for Advances
Exhibit A-3	Form of Loan Party Joinder Agreement
Exhibit B	Form of Intercompany Subordination Agreement
Exhibit C	Form of Compliance Certificate
Exhibit R-1	Persons Authorized to Request a Loan
Exhibit R-2	Form of Request for Borrowing
Exhibit R-3	Form of Request for Conversion/Continuation
Exhibit 3.1(d)	Form of Certificates
Exhibit 11.3	Addresses and Information for Notices

SCHEDULES

Schedule A-1	Agent’s Account
Schedule A-2	Approved Banks
Schedule C	Revolver Commitments
Schedule 4.2	Interests in Loan Parties
Schedule 4.8	Liens
Schedule 6.1	Debt
Schedule 6.3	Investments
Schedule 6.6	Sale of Assets
Schedule 6.7	Transactions with Shareholders and Affiliates
Schedule 6.13	Restrictive Agreements

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of November 4, 2014, is entered into by and among FIFTH STREET HOLDINGS L.P., a Delaware limited partnership (the “Borrower”), the Guarantors (as defined below) party hereto from time to time, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) and Sumitomo Mitsui Banking Corporation (“SMBC”), as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Agent”).

WHEREAS, Fifth Street Asset Management Inc., a Delaware corporation (“Holdings”), the direct parent company of the Borrower, intends to consummate the IPO (as defined below);

WHEREAS, in connection with the consummation of the IPO, the Borrower has requested that the Lenders extend credit under this Agreement in the form of a revolving credit facility with an initial available amount of $176,000,000, subject to increase and reduction as provided herein; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITION AND CONSTRUCTION

1.1           Definitions. For purposes of this Agreement (as defined below), the following initially capitalized terms shall have the following meanings:

“Adjusted EBITDA” means, with respect to the Borrower and its Subsidiaries on a Stand Alone Basis, for any period of four consecutive fiscal quarters, the Net Income of the Borrower and its Subsidiaries on a Stand Alone Basis for such period plus

(a)          the sum, without duplication (including with respect to any item already added back to Net Income) and to the extent deducted in calculating Net Income, of the amounts for such period of:

(i)          depreciation and amortization (including any purchase price amortization but excluding any marketing fee amortization);

(ii)         Interest Expense;

(iii)        income taxes;

(iv)        non-recurring, extraordinary or unusual expenses, losses and charges;

(v)         other non-cash charges, losses and expenses; minus

(b)          the sum, without duplication and to the extent included in Net Income, of the amounts (which may be negative) for such period of:

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(i)          any extraordinary, unusual or other non-recurring gains;

(ii)         any non-cash items (other than accrual of Management Fees in the ordinary course of business) increasing Net Income, but excluding any such items in respect of which cash was received in a prior period (other than accrual of Management Fees in the ordinary course of business);

(iii)        interest and dividend income received in cash later than one fiscal quarter after the end of such period;

(iv)        an amount equal to the Net Income attributable to Persons not constituting Subsidiaries;

(v)         an amount equal to the Net Income attributable to Persons constituting Excluded Subsidiaries (to the extent such Net Income is not distributed to a Loan Party during such period);

(vi)        an amount equal to 75% of all earned Incentive Fees (other than the Fifth Street Part I Fees) included in Net Income for such period;

(vii)       solely for the purposes of determining compliance with the financial covenants set forth in Sections 6.12(b) (but not for purposes of calculating the Applicable Rate), an amount equal to 50% of all earned Fifth Street Part I Fees included in Net Income for such period;

(viii)      an amount equal to all unearned Incentive Fees included in Net Income for such period;

(ix)         an amount equal to any “carried interest” or similar profit interest not constituting Incentive Fees and included in Net Income for such period; and

(x)          an amount equal to the Net Income attributable to a particular Fifth Street Fund, if, with respect to any Management Fees or any Incentive Fees attributable to such Fifth Street Fund, (A) such Management Fees or Incentive Fees are not paid to the party entitled thereto in full in cash within one fiscal quarter of the date on which such Management Fees or Incentive Fees were included in Net Income, (B) the rights to receive that portion of Management Fees or Incentive Fees are assigned or delegated to a Person that is not consolidated with the Borrower (and its Subsidiaries) or (C) there are not sufficient funds available to pay (or the applicable Fifth Street Fund is otherwise not permitted to pay or the manager of such Fifth Street Fund voluntarily agrees to defer payment of) such Management Fees or such Incentive Fees in full in cash during such period (to the extent due and payable during such period) provided, however, previously deferred Management Fees or Incentive Fees that are collected in a subsequent period should be added to Net Income in the period such collection occurs so long as such deferred Management Fees or Incentive Fees were not otherwise included in Adjusted EBITDA for a prior period;

For purposes of calculating Adjusted EBITDA, for any period of four consecutive quarters, if at any time during such period (and after the Closing Date), the Borrower or any of its Subsidiaries shall have consummated a New Acquisition, the Adjusted EBITDA for such period shall be calculated after giving pro forma effect to any Management Fees received in respect of any new Fee Generating Entity as if such acquisition occurred on the first day of such period; provided that (x) if such Fee Generating Entity is subject to a remaining lock-up period of at least two years from the date of such acquisition, the Adjusted EBITDA for such period shall be calculated after giving pro forma effect to 100% of such Management Fee; and (y) if such Fee Generating Entity is not subject to a remaining lock-up period of at least two years from the date of such acquisition (any such entity, a “No Lockup Entity”), the Adjusted EBITDA for such period shall be calculated after giving pro forma effect to such Management Fee, together with the pro forma Management Fee attributable to other acquired No Lockup Entities, in an amount not to exceed 5% of the aggregate Management Fees included in Adjusted EBITDA after giving pro forma effect to such New Acquisition and all other relevant New Acquisitions.

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“Adjustment Date” means the date of delivery of financial statements required to be delivered pursuant to Section 5.2(a) or Section 5.2(b), as applicable.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advances” has the meaning set forth in Section 2.1(a).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agent Fee Letter” means that certain Agent Fee Letter, dated as of the Closing Date, between the Agent and the Borrower.

“Agent-Related Persons” means the Agent, the Lead Arrangers and the Syndication Agent, in each case, together with its Affiliates and the officers, directors, employees, advisors, attorneys, and agents of each of the foregoing.

“Agent’s Account” means the Deposit Account of the Agent identified on Schedule A-1.

“Agreement” means this Credit Agreement among the Borrower, the Guarantors, the Lenders, and the Agent, together with all exhibits and schedules hereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower, any other Loan Party or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and all other applicable anti-money laundering statutes, rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority of any jurisdiction applicable to the Borrower, any other Loan Party or their respective Subsidiaries from time to time.

“Applicable Lending Office” means, for each Lender, the office of such Lender (or of a branch or affiliate of such Lender) designated for its Loans in its Administrative Questionnaire or such other office of such Lender (or of an affiliate or branch of such Lender) as such Lender may from time to time specify to the Borrower as the office by which its Loans to the Borrower of the respective type are to be made and maintained.

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“Applicable Rate” means, for any day, with respect to any Base Rate Loan, LIBOR Rate Loan, or with respect to the Commitment Fees, as the case may be, a percentage equal to the percentage rate per annum set forth below in the applicable column opposite the level corresponding to the applicable Total Leverage Ratio; provided, that until the first Adjustment Date following the completion of at least one full fiscal quarter ended after the Closing Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Level I:

		Applicable Rate
Level	Total Leverage Ratio	Commitment Fees	LIBOR Rate Loans	Base Rate Loans
I	Less than 1:00:1.00	0.30%	2.00%	1.00%
II	Greater than or equal to 1.00:1.00 but less than 1.50:1.00	0.35%	2.25%	1.25%
III	Greater than or equal to 1.50:1.00 but less than 2.00:1.00	0.40%	2.50%	1.50%
IV	Greater than or equal to 2.00:1.00	0.45%	3.00%	2.00%

The Applicable Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Total Leverage Ratio in accordance with the grid above; provided that if financial statements are not delivered when required pursuant to Section 5.2(a) or (b), as applicable, the “Applicable Rate” shall be the rate per annum set forth above in Level IV of the grid above until such financial statements are delivered in compliance with Section 5.2(a) or (b), as applicable. Upon the occurrence and during the continuance of an Event of Default, the Applicable Rate shall be based on Level IV.

“Application Event” means the occurrence of (a) a failure by the Borrower to repay in full all of the Obligations on the Maturity Date, or (b) an Event of Default and the election by the Agent or the Required Lenders to terminate the Revolver Commitments and accelerate the Loans.

“Approved Fund” means with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender. An Approved Fund may under no circumstances include a Direct Competitor.

“Approved Increase” has the meaning set forth in Section 2.17(a).

“Asset” means any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, or whether tangible or intangible.

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“Assets Under Management” means, as of any date, the aggregate amount on such date, without duplication, of the sum of the assets under management of the Fifth Street Funds and material control investments thereof on which Management Fees are directly or indirectly earned, comprising the sum of: (i) the net asset value of the Fifth Street Funds and their material control investments and (ii) the drawn debt and unfunded debt and equity commitments at the fund- or investment- level (including amounts subject to restrictions).

“Assignee” has the meaning set forth in Section 9.1(a).

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

“Availability” means, as of any date of determination, the amount that the Borrower is entitled to borrow as Advances hereunder (after giving effect to all then outstanding Advances).

“Bankruptcy Code” means Title 11 of the United States Code, as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base LIBOR Rate” means, with respect to any LIBOR Rate Loan and for any applicable Interest Period, the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Agent from time to time in its reasonable discretion (the “Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period; provided, that, if a Screen Rate shall not be available at the applicable time for the applicable Interest Period (the “Impacted Interest Period”), then the Base LIBOR Rate shall be the Interpolated Rate at such time, subject to Section 2.13.

“Base Rate” means the highest of (i) the rate of interest per annum from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Lending Rate” or, if more than one rate is published as the Prime Lending Rate, then the highest of such rates (the “Prime Rate”) (each change in the Prime Rate to be effective as of the date of publication in The Wall Street Journal of a “Prime Lending Rate” that is different from that published on the preceding domestic business day); provided, that in the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Lending Rate, the Agent shall choose a reasonably comparable index or source to use as the basis for the Prime Lending Rate, (ii) the Federal Funds Rate from time to time plus 0.50% and (iii) the LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00% (which shall be the relevant rate appearing on the relevant Reuters screen page at approximately 11:00 a.m. London time on such day).

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“Base Rate Loan” means each portion of the Advances bearing interest based on the Base Rate.

“Benefit Plan” means those certain equity incentive or ownership programs established by any Loan Party or any of its Subsidiaries in good faith to provide equity ownership or participation to Permitted Holders and other Persons associated or affiliated with a Loan Party or any Affiliate thereof and not for the purpose of or in view of avoiding the obligations of the Borrower as set forth in this Agreement.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrower Designated Account” means the deposit account of the Borrower (located within the United States) designated, in writing, and from time to time, by the Borrower to the Agent.

“Business Day” means a day when major commercial banks are open for business in New York, New York, other than Saturdays or Sundays.

“Capitalized Lease Obligations” means the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of Person at such time in respect of such Person’s interest as lessee under a capitalized lease.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand deposit accounts maintained with any bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $1,000,000,000, so long as the amount maintained with any individual bank is less than or equal to $1,000,000 and is insured by the Federal Deposit Insurance Corporation, or larger amounts, to the extent that such amounts are covered by insurance which is reasonably satisfactory to the Agent, (f) demand deposit accounts maintained with any of the financial institutions listed on Schedule A-2 (as may be modified from time to time upon reasonably prompt written notice to the Agent following the establishment of such an account), Affiliates thereof, or any Lender that is a bank that is insured by the Federal Deposit Insurance Corporation, and (g) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. For the purposes hereof, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any applicable national, foreign or regulatory authorities implementing the same, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

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“Change of Control Event” means the occurrence of any of the following: (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) other than the Permitted Holders, of Securities representing more than 40% of the aggregate voting power represented by the issued and outstanding Securities of Holdings; (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (A) nominated by the board of directors of Holdings, Permitted Holders or an entity controlled by one or more of the Permitted Holders nor (B) appointed by directors or the equivalent so nominated; (iii) Holdings ceasing to directly own and control 100% of the outstanding general partnership interests issued by the Borrower; or (iv) the Borrower ceasing to directly own and control 100% of the outstanding membership interests issued by FSCO and by FSM.

“Closing Date” means the first date on which each of the conditions set forth in Section 3.1 have been satisfied, or waived in accordance with Section 11.2.

“Code” means the Internal Revenue Code of 1986, as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.

“Co-Invest Entity” means an entity that (a) distributes, distributed or intends to distribute, directly or indirectly, all or a portion of the carried interest, similar profit interest, incentive fee, performance fee, or partnership-related distribution (which shall not include any Management Fees) with respect to a particular Fifth Street Fund to (i) the individuals who are to provide or who have provided, the investment management services to such Fifth Street Fund and (ii) other current or former employees, partners, consultants and executives of the Borrower and its Affiliates, or (b) permits such Persons and entities to invest directly or indirectly in a Fifth Street Fund; provided, however, that if such entity receives or is entitled to receive Management Fees, such entity shall not constitute a Co-Invest Entity unless (and only for so long as) it has delegated its rights to receive all such Management Fees to a Loan Party or a wholly owned Subsidiary of a Loan Party that is the manager of such Fifth Street Fund.

“Commitment Fees” has the meaning set forth in Section 2.10(a).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C delivered by the chief financial officer of the Borrower to the Agent.

“Contingent Obligation” means, as to any Person and without duplication of amounts, any written obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any Debt, noncancellable lease, dividend, reimbursement obligations relating to letters of credit, or any other obligation that pertains to Debt, a noncancellable lease, a dividend, or a reimbursement obligation related to letters of credit (each, a “primary obligation”) of any other Person (“primary obligor”) in any manner, whether directly or indirectly, including any written obligation of such Person, irrespective of whether contingent, (a) to purchase any such primary obligation, (b) to advance or supply funds (whether in the form of a loan, advance, stock purchase, capital contribution, or otherwise) (i) for the purchase, repurchase, or payment of any such primary obligation or any Asset constituting direct or indirect security therefor, or (ii) to maintain working capital or equity capital of the primary obligor, or otherwise to maintain the net worth, solvency, or other financial condition of the primary obligor, or (c) to purchase or make payment for any Asset, securities, services, or noncancellable lease if primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation.

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“Consolidated Total Assets” means, at any date, all amounts that would, in accordance with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a balance sheet of the Borrower and its Subsidiaries, on a Stand Alone Basis, at such date.

“Contractual Obligation” means, as applied to any Person, any material provision of any material indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which that Person is a party or by which any of its Assets is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Debt” means, with respect to any Person, (a) all obligations for such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit (including contingent obligations in respect of undrawn letters of credit), bankers acceptances, interest rate swaps, other Hedging Agreements, or other financial products, (c) all obligations of such Person to pay the deferred purchase price of Assets or services, exclusive of trade payables that are due and payable in the ordinary and usual course of such Person’s business, but including earn outs, deferred purchase price, adjustment of purchase price or similar obligations incurred in connection with any acquisition, (d) all Capitalized Lease Obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any Asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the fair market value of such Asset, and (f) all Contingent Obligations of such Person with respect to any of the foregoing.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii)  pay over to any member of the Lender Group any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any member of the Lender Group in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by any member of the Lender Group, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Person’s receipt of such certification in form and substance satisfactory to it and the Agent, or (d) has become the subject of a Bankruptcy Event.

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“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Federal Funds Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans.

“Deposit Account” means any “deposit account” (as that term is defined in the UCC).

“Direct Competitor” means any Person who is a direct competitor (or any Affiliate thereof) of the Borrower or any of its Subsidiaries if the Agent and the assigning Lender have actual knowledge of the foregoing (including, upon notification by the Borrower); provided that in connection with any assignment or participation, the assignee with respect to such proposed assignment that is an investment bank, a commercial bank, a finance company, a fund or other entity which merely has an economic interest in any such Person, and is not itself such a direct competitor of the Borrower or any of its Subsidiaries, shall be deemed not to be a Direct Competitor for the purposes of this definition so long as it does not exercise direct control over, or is controlled directly or indirectly by, such Person that is a direct competitor of the Borrower or any of its Subsidiaries.

“Distribution” has the meaning set forth in Section 6.4.

“Dollars” or “$” means United States dollars.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a Foreign Subsidiary.

“Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, (c) a finance company, insurance company, financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business, (d) any Lender, (e) any Affiliate (other than individuals) of a Lender, and (f) any other Person approved by the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (which approval of the Borrower, except in the case of a proposed assignment to a Direct Competitor, and the Agent shall not be unreasonably withheld, delayed, or conditioned, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within 10 Business Days after having received notice thereof); provided that “Eligible Transferee” shall not in any event include (i) the Borrower or any of its Affiliates, (ii) a natural person, (iii) any holding company or investment vehicle for, or owned and operated for the primary benefit of, a natural person and/or family members or relatives of such person and (iv) any trust for the primary benefit of a natural person and/or family members or relatives of such person, other than any entity referred to in clause (iii) or (iv) that (x) has not been formed or established for the primary purpose of acquiring any Loans or Total Commitments under this Agreement, (y) is managed by a professional adviser (other than said natural person or family members or relatives of such person) having significant experience in the business of making or purchasing commercial loans, and (z) has assets of greater than $25,000,000 and a significant part of the business, activities or operations of which consist of making or purchasing (by assignment as principal), commercial loans and similar extensions of credit in the ordinary course.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan, the failure to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA); (c) the filing pursuant to Section 412(d) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the occurrence of any nonexempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA or any liability for breach of Title I of ERISA by the Borrower or any of its Subsidiaries; (h) the failure to make any required contribution to a Multiemployer Plan or failure to make by its due date any required contribution to any Plan; (i) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization; (j) the incurrence of any material liability for post-retirement health or welfare benefits, except as may be required by 4980B of the Code or similar laws; or (k) incurrence of an event that could reasonably be expected to result in any liability under Section 4062(e) of ERISA.

“Eurocurrency Reserve Requirement” means the sum (without duplication) of the rates (expressed as a decimal) of reserves (including, without limitation, any basic, marginal, supplemental, or emergency reserves) that are required to be maintained by banks during the Interest Period under any regulations of the Federal Reserve Board, or any other governmental authority having jurisdiction with respect thereto, applicable to funding based on so-called “Eurocurrency Liabilities”, including Regulation D (12 CFR 224).

“Eurodollar Business Day” means any Business Day on which major commercial banks are open for international business (including dealings in Dollar deposits) in New York, New York and London, England.

“Event of Default” has the meaning set forth in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.

“Excluded Subsidiary” means any Co-Invest Entity (or any of their respective successor entities); provided that none of the Borrower, FSCO and FSM shall be considered an Excluded Subsidiary for purposes of this Agreement.

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“Excluded Taxes” means any of the following Taxes imposed on with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, branch profits or franchise taxes imposed on (or measured by) its net income, in each case, (i) by the United States or by the jurisdiction under the laws of which such recipient is organized or resident for tax purposes, in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located (or any political subdivision thereof), or (ii) without duplication, that are Other Connection Taxes, (b) any withholding tax (other than withholding taxes imposed on an assignee of a Foreign Lender pursuant to a request by the Borrower under Section 11.2) that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 2.19(e), (f) or (g), except to the extent that such Lender is a Foreign Lender and such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.19(a), and (c) any U.S. federal withholding taxes imposed under FATCA.

“Family Member” means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

“Family Trusts” means, with respect to any individual, trusts or other estate planning vehicles established for the primary benefit of such individual or Family Members of such individual and in respect of which such individual or a bona fide third party trustee serves as trustee or in a similar capacity.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), including any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or intergovernmental agreement (and implementing laws) pursuant to any of the foregoing.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Generating Entity” has the meaning set forth in the definition of “New Management Fee Assets”.

“Fee Letter” means the Agent Fee Letter and any fee letter between the Borrower and any member of the Lender Group (or any Affiliate of any member of the Lender Group) relating to this Agreement.

“Fifth Street BDCs” means FSC, FSFR and any other business development corporations created for similar purposes by the Borrower or any of its Subsidiaries.

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“Fifth Street Fund” means (i) any fund that is managed or serviced, directly or indirectly, by a Loan Party; (ii) any entity that, upon the making of an Investment therein or upon the acquisition of the related management rights with respect thereto, would be a fund under clause (i) of this definition or a Subsidiary of such a fund; (iii) any entity that the Borrower intends, in good faith, to cause to become a fund under clause (i) of this definition or a Subsidiary of such a fund within a reasonable period of time; provided that if at any time the Borrower no longer intends in good faith to cause such entity to become a Fifth Street Fund or a Subsidiary of a Fifth Street Fund within such reasonable period of time, such entity shall no longer constitute a Fifth Street Fund; (iv) any entity the primary purpose of which is to receive funds or other assets to be invested in, or constituting investments in, a Fifth Street Fund, solely to the extent that (and for so long as) such entity conducts no other material business activities other than those related to the receiving of funds or other assets to be invested in, making investments with such funds in, holding interests in, or the investment activities related to, other Fifth Street Funds or using such funds to purchase assets substantially all of which would be contributed to a Fifth Street Fund or (v) any entity into which the Borrower in good faith believes an Investment has been made or that is acquired for the primary purposes of providing a benefit to the Borrower, a Guarantor or any Affiliate thereof; provided, however, that if at any time any Person described above in any of clauses (i), (ii), (iii), (iv) or (v) of this definition receives any Management Fees (or if any Management Fees are payable, in whole or in part, to any such Person), such Person shall thereafter no longer be a Fifth Street Fund for all purposes under this Agreement and the other Loan Documents.

“Fifth Street Part I Fees” means the fees received from the Fifth Street BDCs that are based on a fixed percentage of pre-Incentive Fee net investment income which are calculated and paid quarterly, and subject to certain performance hurdles.

“Financial Officer” of any Person shall mean the Chief Financial Officer, Chief Accounting Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person or of the general partner of such Person.

“FINRA” means the Financial Industry Regulatory Authority.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or incorporated under the laws of the United States, any state of the United States or the District of Columbia, or whose direct or indirect parent is a Foreign Subsidiary or any Subsidiary that holds no material assets other than equity interest in Foreign Subsidiaries.

“Funding Date” means the date on which any Advance is made by the Lenders.

“Funding Losses” has the meaning set forth in Section 2.6(b)(ii).

“FSC” means Fifth Street Finance Corp., a Delaware corporation.

“FSCO” means FSCO GP LLC, a Delaware limited liability company.

“FSFR” means Fifth Street Senior Floating Rate Corp., a Delaware corporation.

“FSM” means Fifth Street Management LLC, a Delaware limited liability company.

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“GAAP” means generally accepted accounting principles in the United States in effect from time to time.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental department, commission, board, bureau, agency, central bank, court, tribunal, or other instrumentality, domestic or foreign.

“Guarantors” means (a) FSCO, (b) FSM and (c) each other Person identified on the signature pages hereto as a “Guarantor” or who from time to time guarantees the Debt of the Borrower to the Lender Group under the Loan Documents pursuant to the provisions of Section 5.7, and “Guarantor” means any one of them.

“Guaranty” means the guaranty provided for under Article XII of this Agreement.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Holdings” has the meaning set forth in the preamble to this Agreement.

“Holdout Lender” has the meaning set forth in Section 11.2.

“Immaterial Subsidiaries” means, as of any date, any direct or indirect Subsidiary of the Borrower that for the four fiscal quarters preceding such date, did not receive or was not entitled (including, as a result of delegation) to receive Management Fees in an aggregate amount at least equal to 5% of the aggregate Management Fees paid or required to be paid to the Borrower and its Subsidiaries during such four fiscal quarter period; provided that if, as of the last day of any fiscal quarter, any Subsidiary that then or previously met the test for an Immaterial Subsidiary was paid or was required to be paid Management Fees (which rights were not delegated to another Subsidiary) during the preceding four fiscal quarter period in an aggregate amount equal to or greater than 5% of the aggregate Management Fees paid or required to be paid to the Borrower and its Subsidiaries during such four fiscal quarter period, such Subsidiary shall no longer be considered an Immaterial Subsidiary and shall be required to be joined to the relevant Loan Documents pursuant to Section 5.7. For purposes of the foregoing calculations, Management Fees payable to the Borrower or any Subsidiary of a Loan Party that are earned from a closed-end Fifth Street Fund (or from any other Fee Generating Entity that is subject to a remaining lock-up period of at least two years) that was acquired or formed during such period shall be included in such calculation on a pro-forma basis for such period.

“Impacted Interest Period” has the meaning set forth in the definition of “Base LIBOR Rate”.

“Incentive Fee” means, with respect to any Fifth Street Fund, any payment or distribution received in respect of any “carried interest” or similar profit interest in such Fifth Street Fund (including incentive or performance fees dependent on investment performance or results); provided that “Incentive Fees” shall not include that portion of any “carried interest”, similar profit interest, incentive fee or performance fee in any Fifth Street Fund accruing to any Co-Invest Entity or otherwise directly or indirectly to the individuals providing or who have provided investment management services to such Fifth Street Fund, or the current or former members, partners, employees, executives, consultants, contractors or advisors of the Loan Parties or any of their Affiliates, or allocable under GAAP to any Person that is not the manager or general partner of such Fifth Street Fund.

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“Increase Effective Date” has the meaning set forth in Section 2.17(a).

“Increase Joinder” has the meaning set forth in Section 2.17(a).

“Indemnified Liabilities” has the meaning set forth in Section 8.2.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 8.2.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means that certain Subordination Agreement, dated as of the Closing Date, among the Loan Parties and the Agent.

“Interest Expense” means, with respect to any period, the aggregate interest expense (both accrued and paid) with respect to all outstanding Debt of the Borrower and its Subsidiaries for such period on a Stand Alone Basis, including the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense, in each case, determined in accordance with GAAP, plus any net hedging interest payments (or minus any net interest hedging amounts received in cash), excluding any mark to market gain or loss from the underlying hedge instrument. For purposes of calculating Interest Expense, for any period, if at any time during such period (and after the Closing Date) the Borrower or any of its Subsidiaries shall have assumed or acquired any Person obligated to pay any Debt, Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such acquisition of Debt occurred on the first day of such period.

“Interest Payment Date” means, (x) in the case of Base Rate Loans, the last Business Day of each of March, June, September and December and, (y) in the case of LIBOR Rate Loans, the last day of the applicable Interest Period, provided, however, that in the case of any Interest Period greater than 3 months in duration, interest shall be payable at 3 month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period.

“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is made (including the date a Base Rate Loan is converted to a LIBOR Rate Loan, or a LIBOR Rate Loan is renewed as a LIBOR Rate Loan, which, in the latter case, will be the last day of the expiring Interest Period) and ending on the date which is one (1), two (2), three (3), or six (6) months thereafter, as selected by the Borrower, or twelve (12) months thereafter, as requested by the Borrower and approved by the Lenders; provided, however, that (i) if the date that is such selected or requested number of months after the first day of an Interest Period is not a Eurodollar Business Day, the affected proposed Interest Period shall end on the next following Eurodollar Business Day and (ii) if the calendar month (the “End Month”) that is the selected or requested number of months after the calendar month in which the first day of an Interest Period occurs does not include a date corresponding to the date of such first day, the affected proposed Interest Period shall end on the last Eurodollar Business Day in such End Month; provided, further, however, that no Interest Period may extend beyond the Maturity Date.

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“Interpolated Rate” means, at any time, for any Impacted Interest Period, the rate per annum (rounded upward to four decimal places) determined by the Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate (for the longest period for which the applicable Screen Rate is available for the applicable currency) that is shorter than such Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which such Screen Rate is available for the applicable currency) that exceeds such Impacted Interest Period, in each case, at such time.

“Investment” means, as applied to any Person, (a) any direct or indirect purchase or other acquisition by that Person of, or beneficial interest in, (i) stock, instruments, bonds, debentures or other securities of any other Person or (ii) all or substantially of the assets of or a division or line of business any other Person or (b) any direct or indirect loan, advance, or capital contribution by such Person to any other Person and (c) deposit accounts (including certificates of deposit).

“IPO” means the underwritten public offering by Holdings pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“Key Person Departure Event” means any two of (i) Leonard Tannenbaum (ii) Bernard Berman and (iii) Ivelin Dimitrov (collectively, the “Key Persons”), in each case, cease to be actively involved in the operations of the Borrower and its Subsidiaries (provided that there shall be no Key Person Departure Event in connection with Holdings if the requisite Key Persons remain actively involved in the operations of the Borrower and its Subsidiaries) and such individual or individuals have not within 120 days thereafter been replaced with officers reasonably satisfactory to the Agent and the Required Lenders in their reasonable discretion.

“Lead Arrangers” means each of MSSF and SMBC, in its capacity as lead arranger and bookrunner for the credit facility evidenced by this Agreement.

“Lender” and “Lenders” have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 9.1.

“Lender Group” means, individually and collectively, each of the Lenders and the Agent.

“Lender Group Expenses” means all (a) reasonable and documented out-of-pocket costs or expenses (including taxes, and insurance premiums) required to be paid by the Borrower or any other Loan Party under any of the Loan Documents that are paid, advanced, or incurred by the Agent, (b) reasonable and documented fees or charges paid or incurred by the Agent in connection with the Lender Group’s transactions with the Borrower or any other Loan Party, including, fees or charges for photocopying, notarization, couriers and messengers, (c) costs and expenses incurred by the Agent in the disbursement of funds to the Borrower or other members of the Lender Group (by wire transfer or otherwise), (d) charges paid or incurred by the Agent resulting from the dishonor of checks received in connection with any Loan Document or the transactions contemplated thereby, (e) reasonable costs and expenses paid or incurred by the Agent or any Lender to correct any default or enforce any provision of the Loan Documents, (f) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Agent or any Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with any Loan Party, (g) the Agent’s reasonable costs and expenses (including attorneys’ fees of one counsel (and if reasonably required, of one local counsel in any relevant jurisdiction) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (h) the Agent’s and each Lender’s costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning the Borrower or any other Loan Party or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any remedial action (but limited, in the case of legal fees and expenses, to one counsel to the Lender Group taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional counsel to all affected Lenders, taken as a whole (and, if reasonably required, of one local counsel in any relevant jurisdiction to all such Lenders, taken as a whole and, solely in the case of any actual or potential conflict of interest, one additional local counsel to all affected Lenders taken as a whole, in each such relevant jurisdiction).

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“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates and the officers, directors, employees, advisors, attorneys, and agents of such Lender and such Lender’s Affiliates.

“LIBOR Rate” means the rate per annum (rounded upward to the next one-sixteenth (1/16th) of one percent (0.0625%), if necessary) determined by the Agent to be the quotient of (a) the Base LIBOR Rate divided by (b) one minus the Eurocurrency Reserve Requirement for the Interest Period; which is expressed by the following formula:

Base LIBOR Rate divided by (1 - Eurocurrency Reserve Requirement).

“LIBOR Rate Loan” means each portion of an Advance bearing interest based on the LIBOR Rate.

“Lien” means any lien, hypothecation, mortgage, pledge, assignment (including any assignment of rights to receive payments of money) for security, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Loan” means an Advance made by the Lenders (or the Agent on behalf thereof) to the Borrower pursuant to Section 2.1, and “Loans” means all such Advances.

“Loan Documents” means this Agreement, the Intercompany Subordination Agreement, each Loan Party Joinder Agreement, each Fee Letter, and any and all other documents, agreements, or instruments that have been or are entered into by the Borrower or any Guarantor, on the one hand, and the Agent, on the other hand, in connection with the transactions contemplated by this Agreement.

“Loan Party” means the Borrower or any Guarantor, and “Loan Parties” means, collectively, the Borrower and the Guarantors.

“Loan Party Joinder Agreement” shall mean a Loan Party Joinder Agreement executed by a new Loan Party and the Agent in substantially the form of Exhibit A-3 or such other form agreed to by the Borrower and the Agent.

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“Management Fee” means, with respect to any Fifth Street Fund, any management or administrative fee and any other similar (and regularly recurring) compensation paid by a fund for the management of such fund (excluding any Incentive Fee).

“Margin Stock” means “margin stock” as that term is defined in Regulation U of the Federal Reserve Board.

“Material Adverse Effect” means a material and adverse effect on the business, operations, Assets, or financial condition of the Borrower and its Subsidiaries, taken as a whole.

“Material Operating Group Entity” means any Operating Group Entity existing on the Closing Date or formed or acquired thereafter that, directly or indirectly, owns or controls (a) any investment or asset management services, financial advisory services, money management services, merchant banking activities or similar or related business, including but not limited to a business providing services to mutual funds, private equity or debt funds, hedge funds, funds of funds, corporate or other business entities or individuals or (b) any person that makes investments, including investments in funds of the type specified in clause (a); provided, however, that no Fifth Street Fund, Subsidiary of a Fifth Street Fund, Co-Invest Entity or Excluded Subsidiary shall be a “Material Operating Group Entity” hereunder.

“Maturity Date” means the earlier to occur of (a) November 4, 2019 or (b) such earlier date on which the Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

“Maximum Revolver Amount” means, as of the Closing Date, $176,000,000 as such amount may be reduced pursuant to Section 2.9; provided, however, to the extent there is an increase in Revolver Commitments pursuant to Section 2.17, the foregoing amount shall thereafter be deemed to be increased upon the effectiveness of, and to the extent of, such increase.

“Moody’s” has the meaning set forth in the definition of “Cash Equivalents” hereto.

“MSSF” means Morgan Stanley Senior Funding, Inc.

"Multiemployer Plan" means a "multiemployer plan" (as defined in Section (3)(37) of ERISA) that is subject to Title IV of ERISA that is contributed to for any employees of a Loan Party or any ERISA Affiliate of a Loan Party.

“Net Income” means, with respect to the Borrower for any period, the net income (loss) of the Borrower and its Subsidiaries for such period on a Stand Alone Basis, determined in accordance with GAAP, but excluding from the determination of Net Income all unrealized gains and losses on Investments incurred by such Person during such period.

“New Acquisition” means any acquisition of Assets after the Closing Date, to the extent permitted by this Agreement.

“New Management Fee Assets” means, for any New Acquisition and determined immediately upon the consummation of such New Acquisition, the aggregate amount (without duplication and calculated on a consistent basis with “Assets Under Management”) for the applicable fund and any Person or asset pool subject to an asset management contract that requires payment of Management Fees included in such New Acquisition (any of the foregoing funds, Persons or asset pools, a “Fee Generating Entity”) of invested capital in such Fee Generating Entities to the extent Management Fees are earned thereon (whether such Management Fees are calculated on a percentage or a flat fee basis, provided that the amount of invested capital on which any Management Fees are calculated on a flat fee basis shall exclude the amount thereof funded from Debt) and only to the extent such Fee Generating Entity would also constitute a Fifth Street Fund upon the consummation of such New Acquisition.

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“Obligations” means all loans (including the Advances), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees (including the fees provided for in any Fee Letter), charges, costs, expenses (including Lender Group Expenses) (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, whether or not allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description incurred and outstanding by the Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that the Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“Operating Group Entity” means each Loan Party and each of its Subsidiaries.

“Originating Lender” has the meaning set forth in Section 9.1(d).

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.2).

“Participant” has the meaning set forth in Section 9.1(d).

“Participant Register” has the meaning set forth in Section 9.1(d).

“Permitted Holders” means Holdings and current and former partners, senior management and employees of any Loan Party and its Affiliates and their Family Members and their Family Trusts, in each case, immediately prior to giving effect to the IPO.

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“Permitted Investments” means (a) Investments in cash and Cash Equivalents; (b) Investments in negotiable instruments for collection; (c) advances made in connection with purchases of goods or services in the ordinary course of business; (d) Investments in capital stock, limited partnership interests, limited liability company interests, warrants, options, bonds, notes, debentures and other equity and debt securities and interests that are tradable on a national securities exchange (including NASDAQ) and that are not subject to any restrictions that reasonably would be expected to prevent the transfer thereof by the Borrower or any of its Subsidiaries; (e) Investments or transfers of cash, Cash Equivalents or any other Assets, in each case, made by any Loan Party or its Subsidiaries to the extent that (i) the Distribution by the Borrower of the cash, Cash Equivalents or other Assets used to fund such Investment or transfer would not have violated this Agreement and (ii) such Investment or such transfer would not otherwise result in an Event of Default or an Unmatured Event of Default; (f) Investments in any Subsidiary (including Investments in any Person that becomes a Domestic Subsidiary as a result of making such Investment), provided no Unmatured Event of Default or Event of Default has occurred and is continuing; (g) Investments by any Loan Party or any Subsidiary directly or indirectly in (i) a Loan Party, an Excluded Subsidiary, an Immaterial Subsidiary or a Co-Invest Entity, (ii) any entity that will become a manager of a Fifth Street Fund upon the purchase thereof, or (iii) any entity from which any Loan Party, directly or indirectly, will receive Incentive Fees upon the purchase thereof; (h) loans and advances to employees, partners or officers of any Loan Party or its Affiliates in the nature of travel advances, advances against salary and other similar advances in an aggregate outstanding amount at any one time not in excess of $2,500,000; (i) other Investments existing on the Closing Date described in Schedule 6.3; (j) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with past practices of any Loan Party or any Subsidiary; (k) Investments of any Loan Party or any Subsidiary under any Hedging Agreement so long as such Hedging Agreements are used solely as a part of its normal business operations as a risk management strategy or hedge against changes resulting from market operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets; (l) existing Investments of Persons acquired to the extent such acquisition is otherwise permitted hereunder and so long as such Investment was not made in contemplation of such acquisition; (m) Investments comprising general partnership interests held by Excluded Subsidiaries in Fifth Street Funds; (n) other Investments in an aggregate amount not to exceed $100,000,000 at any time; (o) Investments to the extent made or funded with the proceeds from a substantially contemporaneous sale of equity of the Borrower or its direct or indirect parents; (p) Investments received or acquired in connection with a restructuring, reorganization, bankruptcy or workout of an existing Investment; (q) any Investment acquired by the Borrower or any Subsidiary in satisfaction of judgments against other Persons; (r) loans and advances to employees, partners or officers of any Loan Party or its Affiliates to fund such Person’s purchase of equity interests of the Borrower or any direct or indirect parent company thereof under compensation plans approved by the Borrower in good faith in an aggregate outstanding amount at any one time not in excess of $15,000,000; and (s) illiquid Investments received or acquired in connection with a liquidation of a Fifth Street Fund.

“Permitted Liens” means: (a) Liens for taxes, assessments, or governmental charges or claims the payment of which is not, at such time, required by Section 5.4, (b) any attachment or judgment Lien either in existence less than 30 calendar days after the entry thereof, or with respect to which execution has been stayed, or with respect to which payment in full above any applicable deductible is covered by insurance (so long as no reservation of rights has been made by the insurer in connection with such coverage), and Liens incurred to secure any surety bonds, appeal bonds, supersedeas bonds, or other instruments serving a similar purpose in connection with the appeal of any such judgment, (c) banker’s Liens in the nature of rights of setoff arising in the ordinary course of business of a Loan Party, (d) Liens, if any, granted by the Loan Parties to the Agent in order to secure their respective obligations under this Agreement and the other Loan Documents to which they are a party, (e) Liens and deposits in connection with workers’ compensation, unemployment insurance, social security and other legislation affecting any Loan Party and its Subsidiaries, (f) Liens arising by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers or employees for sums that are not yet delinquent or are being contested in good faith, (g) Liens described on Schedule 4.8, if any, but not the extension of coverage thereof to other property or assets, (h) easements, rights of way, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business, any interest or title of a lessor under any lease entered into by a Loan Party or any Subsidiary in the ordinary course of its business and covering only the assets so leased, (i) leases or subleases, licenses or sublicenses granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, (j) Liens in connection with the financing of insurance premiums in the ordinary course of business which attach solely to the proceeds thereof or any premium refund, (k) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Loan Party or any Subsidiary in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder), provided that (i) the Distribution by the Borrower of cash in an amount equal to such cash earnest money deposit would not be prohibited by Section 6.4 and (ii) such acquisition would not otherwise result in an Event of Default or an Unmatured Event of Default, (l) Liens encumbering customary deposits and margin deposits, and similar Liens and margin deposits, and similar Liens attaching to commodity trading accounts and other deposit or brokerage accounts incurred in the ordinary course of business, provided that (i) the Distribution by the Borrower of cash in an amount equal to such deposit would not be prohibited by Section 6.4 and (ii) no Event of Default or an Unmatured Event of Default has occurred and is continuing at the time of such incurrence, (m) Liens deemed to exist as a matter of law in connection with permitted repurchase obligations or set-off rights, (n) Liens in favor of collecting banks arising under Section 4-210 of the UCC, (o) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into the ordinary course of business, (p) other Liens granted by any Loan Party or any Subsidiary in the ordinary course of its business with respect to obligations (including Purchase Money Debt) that in an aggregate amount at any time outstanding do not exceed 10% of Consolidated Total Assets at such time, (q) precautionary Liens and filings of financing statements under the UCC, covering assets sold or contributed to any Person not prohibited hereunder, (r) Liens granted by any Loan Party or any Subsidiary in favor of any Loan Party.

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“Permitted Tax Distribution” means in respect of any fiscal year during which any Loan Party or Subsidiary qualifies as a partnership for U.S. federal and state income tax purposes, a Distribution to owners of its Securities with respect to such fiscal year in an aggregate cash amount not to exceed the product of (a) the amount of taxable income allocated by such Loan Party or Subsidiary to such owners for such fiscal year, as reduced by any available carryforwards of net operating losses, capital losses, and similar items, calculated by assuming that each such owner elects to carry forward such items and that such owner’s only income, gain, deductions, losses and similar items are those allocated to such owner by such Loan Party or Subsidiary and taking into account such limitations as the limitation on the deductibility of capital, multiplied by (b) the highest effective combined federal, state and local income tax rate applicable during such fiscal year to a natural person residing in the applicable jurisdiction taxable at the highest marginal federal income tax rate and the highest marginal income tax rates (after giving effect to the federal income tax deduction for such state and local income taxes and without taking into account the effects of Sections 67 and 68 of the Code).

“Person” means and includes natural persons, corporations, partnerships, limited liability companies, joint ventures, associations, companies, business trusts, or other organizations, irrespective of whether they are legal entities.

“Plan" means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV or Section 302 of ERISA, or Section 412 of the Code, and in respect of which a Loan Party or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA, or with respect to which it may have any liability.

“Prime Rate” has the meaning set forth in the definition of “Base Rate” hereto.

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“Pro Rata Share” means, as of any date of determination: (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (a) such Lender’s Revolver Commitment by (b) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (a) the aggregate outstanding principal amount of such Lender’s Advances by (b) the aggregate outstanding principal amount of all Advances, in each case at such time.

“Purchase Money Debt” means Debt (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof (and secured by a Permitted Lien under clause (p) of the definition thereof).

“Quotation Day” means, with respect to any LIBOR Rate Loan for any Interest Period, the day that is two Eurodollar Business Days before the first day of such Interest Period.

“Reference Banks” means any banks as may be appointed by the Agent in consultation with the Borrower.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks (as the case may be) in relation to LIBOR, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in Dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.

“Register” has the meaning set forth in Section 9.1(a).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, partners, trustees, administrators and advisors of such Person and such Person’s Affiliates.

“Replacement Lender” has the meaning set forth in Section 11.2.

“Request for Borrowing” means an irrevocable written notice from any of the individuals identified on Exhibit R-1 attached hereto (or, in certain cases, two of such individuals, all as set forth in further detail in Exhibit R-1 attached hereto) to the Agent of the Borrower’s request for an Advance, which notice shall be substantially in the form of Exhibit R-2 attached hereto.

“Request for Conversion/Continuation” means an irrevocable written notice from any of the individuals identified on Exhibit R-1 attached hereto (or, in certain cases, two of such individuals, all as set forth in further detail in Exhibit R-1 attached hereto) to the Agent pursuant to the terms of Section 2.7, substantially in the form of Exhibit R-3 attached hereto.

“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares exceed 50%.

“Responsible Officer” means the president, chief executive officer, chief operating officer, chief financial officer, secretary, general counsel, co-president, chief accounting officer, vice president, manager, or controller of a Person, or such other officer of such Person designated by a Responsible Officer in a writing delivered to the Agent, in each case, to the extent that any such officer is authorized to bind the Borrower or the applicable Guarantor (as applicable).

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“Revolver Commitment” means, with respect to each Lender, its commitment to make Advances and, with respect to all Lenders, their commitments in respect of the Revolving Credit Facility, in each case in the maximum aggregate amount as set forth beside such Lender’s name under the applicable heading on Schedule C, beside such Lender’s name under the applicable heading in the applicable Increase Joinder, or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be (a) reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 9.1, and (b) increased from time to time pursuant to Section 2.17.

“Revolver Post-Increase Lenders” has the meaning set forth in Section 2.17(d).

“Revolver Pre-Increase Lenders” has the meaning set forth in Section 2.17(d).

“Revolving Credit Facility” means the revolving credit facility described in Section 2.1(a).

“Revolving Credit Facility Usage” means, at the time any determination thereof is to be made, the aggregate Dollar amount of the outstanding Advances at such time.

“S&P” has the meaning set forth in the definition of “Cash Equivalents”.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Screen Rate” has the meaning set forth in the definition of “Base LIBOR Rate”.

“SEC” means the Securities and Exchange Commission of the United States or any successor thereto.

“Securities” means the capital stock, membership interests, partnership interests (whether limited or general) or other securities or equity interests of any kind of a Person, all warrants, options, convertible securities, and other interests which may be exercised in respect of, converted into or otherwise relate to such Person’s capital stock, membership interests, partnership interests (whether limited or general) or other equity interests and any other securities, including debt securities of such Person.

“Securities Act” shall mean the Securities Act of 1933, as amended.

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“Significant Subsidiary” means, at any time of determination, any (a) Loan Party or (b) any other Subsidiary of a Loan Party that, together with its Subsidiaries, earns or is entitled to receive aggregate Management Fees greater than 5% of the aggregate Management Fees of the Loan Parties and their Subsidiaries, taken as a whole, at such time.

“SMBC” has the meaning set forth in the preamble to this Agreement.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 548 of the Bankruptcy Code and for purposes of the New York Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Stand Alone Basis” means, with respect to any financial calculation or information that is specified herein to be calculated or reported on a “Stand Alone Basis”, such calculation or information for the Borrower and its Subsidiaries on a stand-alone basis which deconstructs funds required to be consolidated under GAAP.

“Subsidiary” means, with respect to any Person (a) any corporation in which such Person, directly or indirectly through its Subsidiaries, owns more than 50% of the stock of any class or classes having by the terms thereof the ordinary voting power to elect a majority of the directors of such corporation, and (b) any partnership, association, joint venture, limited liability company, or other entity in which such Person, directly or indirectly through its Subsidiaries, has more than a 50% equity interest at the time; and, unless otherwise specified, “Subsidiary” shall refer to a Subsidiary of the Borrower; provided, however, that for the purposes of this Agreement, (x) no Fifth Street Fund or Subsidiary of a Fifth Street Fund shall be deemed to be a Subsidiary of a Loan Party and (y) no Co-Invest Entity shall be deemed to be a Subsidiary of a Loan Party.

“Syndication Agent” means MSSF, in its capacity as syndication agent for the credit facility evidenced by this Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Total Commitment” means, with respect to each Lender, its Revolver Commitment and, with respect to all Lenders, the sum of their Revolver Commitments, in each case in the maximum aggregate amounts as are set forth beside such Lender’s name under the applicable heading on Schedule C, beside such Lender’s name under the applicable heading in the applicable Increase Joinder, or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amounts may be (1) reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 9.1, and (2) increased from time to time pursuant to Section 2.17.

“Total Leverage Ratio” has the meaning set forth in Section 6.12(b).

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“Transactions” means collectively, the closing of the Revolving Credit Facility and the consummation of the IPO and the transactions contemplated by or related to the foregoing.

“Triggering Event” means, with respect to any Fifth Street Fund, either (a) an event or occurrence that results in such Fifth Street Fund not having sufficient funds to pay the Management Fees that were otherwise required to be paid by such Fifth Street Fund when such Management Fees were otherwise due and payable, or (b) an agreement by a Loan Party with one or more of the partners of such Fifth Street Fund to defer the payment by such Fifth Street Fund of Management Fees or to amend or otherwise modify any agreement evidencing any obligation of such Fifth Street Fund to pay Management Fees; provided, however, that any customary deferral of the payment of Management Fees that is set forth in the agreements that are executed in connection with the closing of any Fifth Street Fund in connection with an initial period during which the proceeds of equity contributions to such Fifth Street Fund are invested, shall not constitute a Triggering Event.

“UCC” means the New York Uniform Commercial Code as in effect from time to time.

“United States” means the United States of America.

“Unmatured Event of Default” means an event, act, or occurrence which, with the giving of notice or the passage of time, would become an Event of Default.

“USA Patriot Act” has the meaning set forth in Section 11.13.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.2           Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” References in this Agreement to a “determination” or “designation” include estimates by the Agent (in the case of quantitative determinations or designations), and beliefs by the Agent (in the case of qualitative determinations or designations). The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit, and schedule references are to this Agreement unless otherwise specified. Any reference herein to this Agreement or any of the Loan Documents includes any and all alterations, amendments, restatements, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations, any reference herein or in any other Loan Document to the Obligations being “paid in full” or “repaid in full”, and any reference herein or in any other Loan Document to the action by any Person to repay the Obligations in full, shall mean the repayment in full in cash in Dollars of all Obligations other than contingent indemnification Obligations. Any reference to an officer of the Borrower shall also be a reference to any officer of the general partner of the Borrower.

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ARTICLE II

AMOUNT AND TERMS OF LOANS

2.1         Revolving Credit Facility.

(a)            Subject to the terms and conditions of this Agreement, and during the term of this Agreement:

(i)          each Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Advances”) after the Closing Date to the Borrower in Dollars in an aggregate amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of the Maximum Revolver Amount at such time; provided that at no time shall a Lender be required to make an Advance if, upon making such Advance, the sum of such Lender’s aggregate outstanding Advances would exceed such Lender’s Revolver Commitment, and

(ii)         amounts borrowed pursuant to this Section 2.1 may be repaid at any time during the term of this Agreement and, subject to the terms and conditions of this Agreement, reborrowed prior to the Maturity Date. The outstanding principal amount of the Advances, together with interest accrued thereon, shall be due and payable on the Maturity Date.

(b)          No Lender shall have an obligation to make any Advance on or after the Maturity Date.

2.2         Rate Designation. The Borrower shall designate each Loan as a Base Rate Loan or a LIBOR Rate Loan in the Request for Borrowing or Request for Conversion/Continuation given to the Agent in accordance with Section 2.6 or Section 2.7, as applicable. Each Loan shall be denominated in Dollars. Each Base Rate Loan shall be in a minimum principal amount of $500,000 and, thereafter, in integral multiples of $100,000, unless such Advance is being made to pay any interest, fees, or expenses then due hereunder, in which case such Advance may be in the amount of such interest, fees, or expenses, and each LIBOR Rate Loan shall be in a minimum principal amount of $500,000 and, thereafter, in integral multiples of $100,000.

2.3         Interest Rates; Payment of Principal and Interest.

(a)          The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or under Section 2.12, 2.13 or 2.19, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 2:00 p.m., New York time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day, and, in the case of payments of principal or interest with respect to LIBOR Rate Loans, on the next succeeding Eurodollar Business Day, for purposes of calculating interest thereon. All such payments shall be made to the Agent at the Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and payments pursuant to Sections 2.12, 2.13, 2.19 and 8.2, which shall be made directly to the Persons entitled thereto. If any payment hereunder shall be due on a day that is not a Business Day or, in the case of a payment of principal or interest with respect to a LIBOR Rate Loan, on a day that is not a Eurodollar Business Day, the date for payment shall be extended to the next succeeding Business Day or Eurodollar Business Day, as the case may be, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

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(b)          All amounts owing under this Agreement or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars.

(c)          Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon at the Defaulting Lender Rate, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent.

(d)          Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including agreements between the Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and applied thereto and payments of fees and expenses (other than fees or expenses that are for the Agent’s separate account, after giving effect to any agreements between the Agent and individual Lenders) shall be apportioned ratably among the Lenders in accordance with their respective Pro Rata Shares.

(i)        Subject to Section 2.3(d)(iii) below, all payments shall be remitted to the Agent and all such payments shall be applied as follows:

(A)         first, to pay any fees and Lender Group Expenses then due to the Agent under the Loan Documents, until paid in full,

(B)         second, to pay any fees and Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

(C)         third, ratably to pay interest due in respect of the Loans until paid in full,

(D)         fourth, to pay the principal of all Advances until paid in full,

(E)         fifth, if an Application Event has occurred and is continuing, to pay any other Obligations until paid in full, and

(F)         sixth, to the Borrower (to the Borrower Designated Account) or such other Person entitled thereto under applicable law.

(ii)        the Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

(iii)       In each instance, so long as no Application Event has occurred and is continuing, Section 2.3(d)(i) shall not apply to any payment made by the Borrower to the Agent and specified by the Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

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(iv)        For purposes of the foregoing, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, other than any contingent and unasserted indemnification or similar Obligations.

(v)         In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern.

(e)          Subject to Section 2.4, each Base Rate Loan shall bear interest upon the unpaid principal balance thereof, from and including the date advanced or converted, to but excluding the date of conversion or repayment thereof, at a fluctuating rate, per annum, equal to the Base Rate plus the Applicable Rate. Any change in the interest rate resulting from a change in the Base Rate will become effective on the day on which each change in the Base Rate is announced by the Agent. Interest due with respect to Base Rate Loans shall be due and payable, in arrears, commencing on the first Interest Payment Date following the Closing Date, and continuing on each Interest Payment Date thereafter up to and including the Interest Payment Date immediately preceding the Maturity Date, and on the Maturity Date.

(f)          Subject to Section 2.4, each LIBOR Rate Loan shall bear interest upon the unpaid principal balance thereof, from the date advanced, converted, or continued, at a rate, per annum, equal to the LIBOR Rate plus the Applicable Rate. Interest due with respect to each LIBOR Rate Loan shall be due and payable, in arrears, on each Interest Payment Date applicable to that LIBOR Rate Loan and on the Maturity Date. Anything to the contrary contained in this Agreement notwithstanding, the Borrower may not have more than ten LIBOR Rate Loans outstanding at any one time.

(g)          Unless prepaid in accordance with the terms hereof, the outstanding principal balance of all Advances, together with accrued and unpaid interest thereon, shall be due and payable, in full, on the Maturity Date.

(h)          Any Lender by written notice to the Borrower (with a copy to the Agent) may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note, substantially in the form of Exhibit A-2, payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Assignments of any Loans by Lenders (irrespective of whether promissory notes are issued hereunder) shall be in accordance with the provisions of Section 9 of this Agreement. In no event shall the delivery of a promissory note pursuant to this Section 2.3(h) constitute a condition precedent to any extension of credit hereunder.

2.4           Default Rate. (i) If any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (A) in the case of overdue principal of any Loan, the rate otherwise applicable to such Loan as provided above plus 2.0 percentage points or (B) in the case of any other amount, 2.0 percentage points plus the rate applicable to Base Rate Loans as provided above.

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2.5          Computation of Interest and Fees.

All computations of interest with respect to the Loans and computations of the fees due hereunder for any period shall be calculated on the basis of a year of 360 days (except that interest computed by reference to the Base Rate at times when it is based upon the Prime Rate shall be computed on the basis of a year of 365 days or 366 days in a leap year), and in each case for the actual number of days elapsed in such period. Interest shall accrue from the first day of the making of a Loan (or the date on which interest or fees or other payments are due hereunder, if applicable) to (but not including) the date of repayment of such Loan (or the date of the payment of interest or fees or other payments, if applicable) in accordance with the provisions hereof.

2.6         Request for Borrowing.

(a)          Each Base Rate Loan shall be made on a Business Day and each LIBOR Rate Loan shall be made on a Eurodollar Business Day.

(b)          Each Loan that is proposed to be made after the Closing Date shall be made upon written notice, by way of a Request for Borrowing, which Request for Borrowing shall be irrevocable and shall be given by facsimile, mail, electronic mail (in a format bearing a copy of the signature(s) required thereon), or personal service, and delivered to the Agent as provided in Section 11.3; provided that no Request for Borrowing shall be submitted to the Agent (i) for a LIBOR Rate Loan, before the first Eurodollar Business Day following the Closing Date and (ii) for a Base Rate Loan, before the Closing Date.

(i)          for a Base Rate Loan, the Borrower shall give the Agent notice at least one (1) Business Day prior to the date that is the requested Funding Date.

(ii)         for a LIBOR Rate Loan, the Borrower shall give the Agent notice at least three (3) Eurodollar Business Days before the date the LIBOR Rate Loan is to be made; provided, however, that no Loan shall be available as a LIBOR Rate Loan when any Unmatured Event of Default or Event of Default has occurred and is continuing. At any time that an Event of Default has occurred and is continuing, the Agent may convert, and shall convert if so requested by the Required Lenders, the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder. If the Borrower fails to designate a Loan as a LIBOR Rate Loan in accordance herewith, the Loan will be a Base Rate Loan. In connection with each LIBOR Rate Loan, the Borrower shall indemnify, defend, and hold the Agent and the Lenders harmless against any loss, cost, or expense incurred by the Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any Request for Borrowing or Request for Conversion/Continuation delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”). Funding Losses shall, with respect to the Agent or any Lender, be deemed to equal the amount determined by the Agent or such Lender to be the excess, if any, of (I) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (II) the amount of interest that would accrue on such principal amount for such period at the interest rate which the Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of the Agent or a Lender delivered to the Borrower setting forth any amount or amounts that the Agent or such Lender is entitled to receive pursuant to this Section 2.6(b)(ii) shall be conclusive absent manifest error.

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(c)          With respect to a Base Rate Loan, if the notice provided for in clause (b)(i) of this Section 2.6 is received by the Agent not later than 2:00 p.m. New York time on a Business Day, such day shall be treated as the first Business Day of the required notice period. If such notice is received by the Agent after 2:00 p.m. New York time on a Business Day or at any time on a day that is not a Business Day, such notice shall be deemed received by the Agent on the next following Business Day prior to 2:00 p.m. on such day and such day shall be treated as the first Business Day of the required notice period. With respect to a LIBOR Rate Loan, if the notice provided for in clause (b)(ii) of this Section 2.6 is received by the Agent not later than 2:00 p.m. New York time on a Eurodollar Business Day, such day shall be treated as the first Eurodollar Business Day of the required notice period. If such notice is received by the Agent after 2:00 p.m. New York time on a Eurodollar Business Day or at any time on a day that is not a Eurodollar Business Day,, such notice shall be deemed received by the Agent on the next following Eurodollar Business Day prior to 2:00 p.m. New York time on such day, and such day shall be treated as the first Eurodollar Business Day of the required notice period.

(d)          Each Request for Borrowing shall specify: (i) the aggregate amount of the requested Loan; (ii) the date of the borrowing of such Loan; (iii) whether such Loan is to be a Base Rate Loan or a LIBOR Rate Loan; and (iv) in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto.

(e)          Promptly after receipt of a Request for Borrowing pursuant to Section 2.6(b), the Agent shall notify the Lenders not later than 3:00 p.m. New York time, on the Business Day immediately preceding the Funding Date applicable thereto (in the case of a Base Rate Loan), or the third Eurodollar Business Day preceding the Funding Date (in the case of a LIBOR Rate Loan), by telecopy, electronic mail (in a format bearing a copy of the signature(s) required thereon), telephone, or other similar form of transmission, of the requested Loan. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Loan available to the Agent in immediately available funds, to the Agent’s Account, not later than 2:00 p.m. New York time on the Funding Date applicable thereto. After the Agent’s receipt of the proceeds of such Loans, the Agent shall make the proceeds thereof available to the Borrower on the applicable Funding Date by transferring to the Borrower Designated Account immediately available funds equal to the proceeds that are requested by the Borrower in the applicable Request for Borrowing; provided, however, that the Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Loan if the Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Loan unless such condition has been waived, or (2) the requested Loan would exceed the Availability on such Funding Date.

(f)          Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Loan after the Closing Date, prior to 10:00 a.m. (New York time) on the date of such Loan, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender’s Pro Rata Share of the Loan, the Agent may assume that each Lender has made or will make such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by the Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender’s Loan on the date of such Loan for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Loan, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Loan, without in any way prejudicing the rights and remedies of the Borrower against the Defaulting Lender. The failure of any Lender to make any Loan on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

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(g)          If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.6(f) or 8.2, then the Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Agent for the account of such Lender for the benefit of the Agent to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Agent in its discretion.

(h)          All Advances shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Revolver Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.7         Conversion or Continuation.

(a)          Subject to the provisions of clause (d) of this Section 2.7 and the provisions of Section 2.13, the Borrower shall have the option to (i) convert all or any portion of the outstanding Base Rate Loans equal to $500,000, and integral multiples of $100,000 in excess of such amount, to a LIBOR Rate Loan, (ii) convert all or any portion of the outstanding LIBOR Rate Loans denominated in Dollars equal to $500,000 and integral multiples of $100,000 in excess of such amount, to a Base Rate Loan, and (iii) upon the expiration of any Interest Period applicable to any of its LIBOR Rate Loans, continue all or any portion of such LIBOR Rate Loan equal to $500,000, and integral multiples of $100,000 in excess of such amount, as a LIBOR Rate Loan, and the succeeding Interest Period of such continued Loan shall commence on the expiration date of the Interest Period previously applicable thereto; provided, however, that a LIBOR Rate Loan only may be converted or continued, as the case may be, on the expiration date of the Interest Period applicable thereto; provided further, however, that no outstanding Loan may be continued as, or be converted into, a LIBOR Rate Loan when any Unmatured Event of Default or Event of Default has occurred and is continuing; provided further, however, that if, before the expiration of an Interest Period of a LIBOR Rate Loan, the Borrower fails timely to deliver the appropriate Request for Conversion/Continuation, such LIBOR Rate Loan, in the case of a LIBOR Rate Loan denominated in Dollars, automatically shall be continued as a LIBOR Rate Loan with an Interest Period of one (1) month.

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(b)          The Borrower shall by facsimile, mail, electronic mail (in a format bearing a copy of the signature(s) required thereon), personal service or by telephone (which shall be confirmed by one of the other means of delivery) deliver a Request for Conversion/Continuation to the Agent (i) no later than 2:00 p.m., New York time, one (1) Business Day prior to the proposed conversion date (in the case of a conversion to a Base Rate Loan), and (ii) no later than 2:00 p.m. New York, three (3) Eurodollar Business Days before (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). A Request for Conversion/Continuation shall specify (x) the proposed conversion or continuation date (which shall be a Business Day or a Eurodollar Business Day, as applicable), (y) the amount and type of the Loan to be converted or continued, and (z) the nature of the proposed conversion or continuation; provided, no Request for Conversion/Continuation shall be delivered until the first Eurodollar Business Day following the Closing Date.

(c)          Any Request for Conversion/Continuation (or telephonic notice in lieu thereof) shall be irrevocable and the Borrower shall be obligated to convert or continue in accordance therewith.

(d)          No Loan (or portion thereof) may be converted into, or continued as, a LIBOR Rate Loan with an Interest Period that ends after the Maturity Date.

2.8         Mandatory Repayment. The Revolver Commitments shall terminate on the Maturity Date and all Loans, all interest that has accrued and remains unpaid thereon, all unpaid fees, costs, and expenses that are payable hereunder or under any other Loan Document, and all other Obligations immediately shall be due and payable in full, without notice or demand on the Maturity Date.

2.9         Voluntary Prepayments; Termination and Reduction in Commitments.

(a)          The Borrower shall have the right, at any time and from time to time, to prepay the Loans without penalty or premium, in the case of LIBOR Rate Loans, subject to Section 2.6(b)(ii). The Borrower shall give the Agent written notice not less than 1 Business Day prior to any such prepayment with respect to Base Rate Loans and not less than 3 Eurodollar Business Days prior written notice of any such prepayment with respect to LIBOR Rate Loans. In each case, such notice shall specify the date on which such prepayment is to be made (which shall be a Business Day or Eurodollar Business Day, as applicable), and the amount of such prepayment. Each such prepayment shall be in an aggregate minimum amount of $1,000,000 and shall include interest accrued on the amount prepaid to, but not including, the date of payment in accordance with the terms hereof (or, in each case, such lesser amount constituting the amount of all Loans then outstanding). Any voluntary prepayments of principal by the Borrower of a LIBOR Rate Loan prior to the end of the applicable Interest Period shall be subject to Section 2.6(b)(ii).

(b)          The Borrower has the option, at any time upon 3 Business Days prior written notice to the Agent, to terminate the Revolver Commitments without penalty or premium by paying to the Agent, in cash, the Obligations (excluding contingent indemnification obligations in respect of claims that are unasserted and unanticipated) in full; provided that the Revolver Commitments shall not be terminated if after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.9(a), the aggregate amount of the Revolving Credit Facility Usage would exceed the aggregate amount of the Revolver Commitments. Promptly following receipt of any notice, the Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.9(b) shall be irrevocable; provided that a notice of termination of the Revolver Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. If the Borrower has sent a notice of termination pursuant to the provisions of this Section, then (subject to the proviso in the preceding sentence) the Revolver Commitments shall terminate and the Borrower shall be obligated to repay the Obligations (excluding contingent indemnification obligations in respect of claims that are unasserted and unanticipated) in full on the date set forth as the date of termination of this Agreement in such notice. Any termination of the Revolver Commitments shall be permanent.

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(c)          The Borrower has the option, at any time upon 3 Business Days prior written notice to the Agent, to reduce the Revolver Commitments without penalty or premium to an amount not less than the sum of (A) the Revolving Credit Facility Usage as of such date, plus (B) the principal amount of all Advances not yet made as to which a request has been given by the Borrower under Section 2.6(b). Each such reduction shall be in an amount which is not less than $500,000 (unless the Revolver Commitments are being reduced to zero and the amount of the Revolver Commitments in effect immediately prior to such reduction are less than $500,000). Each notice delivered by the Borrower pursuant to this Section 2.9(c) shall be irrevocable. Subject to Section 2.17, once reduced, the Revolver Commitments may not be increased. Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its Pro Rata Share thereof.

2.10       Fees.

(a)          Commitment Fees. Commitment fees (the “Commitment Fees”) shall be due and payable quarterly in arrears, on the first day of each fiscal quarter of the Borrower, in an amount equal to the Applicable Rate with respect to Commitment Fees multiplied by the result of (i) the Maximum Revolver Amount at such time, less (ii) the average Daily Balance of Advances that were outstanding during the immediately preceding quarter.

(b)          Fee Letter Fees. The Borrower shall pay as and when due and payable under the terms of each Fee Letter, the fees set forth therein.

2.11         Maintenance of Records; Effect. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and currency of principal and interest payable and paid to such Lender from time to time hereunder. The Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for account of the Lenders and each Lender’s share thereof. The entries made in the records maintained pursuant to this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with the terms of this Agreement.

2.12        Increased Costs.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBOR Rate); or

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(ii)         impose on any Lender or the London interbank market any other condition (other than Excluded Taxes, Indemnified Taxes or Other Taxes of such Lender covered under Section 2.19) affecting this Agreement or LIBOR Rate Loans made by such Lender;

and the result of any of the foregoing is to increase the cost to such Lender of making, continuing, converting to or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)          Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Notice: Delay in Requests. Each Lender agrees to use reasonable efforts to notify the Borrower upon becoming aware of any Change in Law giving rise to a right to compensation pursuant to this Section. Notwithstanding the foregoing, no failure or delay on the part of any Lender to give any such notice to the Borrower or to demand compensation pursuant to this Section shall constitute a waiver of such Lender’s right to demand such compensation or otherwise form the basis of any liability of such Lender to the Borrower; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.13       Market Disruption and Alternate Rate of Interest.

(a)          If at the time that the Agent shall seek to determine the relevant Screen Rate on the Quotation Day for any Interest Period for a LIBOR Rate Loan the applicable Screen Rate shall not be available for such Interest Period for any reason and the Agent shall determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the applicable Reference Bank Rate shall be the Base LIBOR Rate for such Interest Period for such LIBOR Rate Loan; provided, however, if less than two Reference Banks shall supply a rate to the Agent for purposes of determining the Base LIBOR Rate for such LIBOR Rate Loan then such Advance shall be made as a Base Rate Loan at the Base Rate.

(b)          If prior to the commencement of any Interest Period for a LIBOR Rate Loan the Agent is advised by the Required Lenders that the LIBOR Rate or the Base LIBOR Rate, as applicable, for a Loan for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Advance for such Interest Period, then the Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Request for Conversion/Continuation that requests the conversion of any Revolver Commitment to, or continuation of any Revolver Commitment as, a LIBOR Rate Loan shall be ineffective and (ii) any Request for Borrowing or Request for Conversion/Continuation shall be made as a Base Rate Loan.

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2.14       Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Rate Loans, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent), such Lender’s obligation to make, convert or continue LIBOR Rate Loans shall be suspended until such time as such Lender may again make or maintain LIBOR Rate Loans, and if applicable law shall so mandate, such Lender’s LIBOR Rate Loans shall be prepaid by the Borrower, together with accrued and unpaid interest thereon and all other amounts payable by the Borrower under this Agreement, on or before such date as shall be mandated by such applicable law.

2.15       Place of Loans. Nothing herein shall be deemed to obligate the Lenders (or the Agent on behalf thereof) to obtain the funds to make any Loan in any particular place or manner and nothing herein shall be deemed to constitute a representation by the Agent or any Lender that it has obtained or will obtain such funds in any particular place or manner.

2.16       Survivability. The Borrower’s obligations under Section 2.12 and 2.19 shall survive the termination of this Agreement, the repayment of the Loans, the termination of the Revolver Commitments and the discharge of the Borrower’s obligations hereunder for a period of 180 days after such terminations, repayment and discharge.

2.17       Increase in Revolver Commitments.

(a)          The Borrower may, by written notice to the Agent and the Lenders, elect to request increases in the existing Revolver Commitments and the Maximum Revolver Amount (each increase that satisfies the terms and conditions of this Section 2.17, an “Approved Increase”) by an aggregate amount, for all such increases under this Section 2.17, that does not exceed $100,000,000.00. Each Approved Increase shall be in a minimum principal amount of $10,000,000 unless otherwise agreed by the Agent. Each such notice shall specify (i) the amount of the proposed increase, if any, to the existing Revolver Commitments and the Maximum Revolver Amount, (ii) the date on which such increase shall become effective (the “Increase Effective Date”), and (iii) the identity of each Lender or other Eligible Transferee to whom the Borrower proposes any portion of such increased or new Revolver Commitments be allocated and the amounts of such allocations; provided that any Lender or other Eligible Transferee approached to provide all or a portion of the increased or new Revolver Commitments may elect or decline, in its sole discretion, to provide such increased or new Revolver Commitment and Maximum Revolver Amount, and the Revolver Commitments, the Maximum Revolver Amount, and the Total Commitments shall only be increased to the extent of Revolver Commitments agreed to be provided by Lenders or Eligible Transferees. Any Eligible Transferee who agrees to provide such increased or new Revolver Commitment and Maximum Revolver Amount shall execute a joinder agreement to which such Eligible Transferee and the Agent (whose consent thereto shall not be unreasonably withheld or delayed) are party (the “Increase Joinder”). If such proposed Lender agrees to execute an Increase Joinder in connection with an Approved Increase, such Increase Joinder may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents solely to the extent and as may be necessary or appropriate, in the opinion of the Agent, to effect the provisions of this Section 2.17. Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Loans shall be deemed, unless the context otherwise requires, to include Loans made pursuant to the increased Revolver Commitments made pursuant to this Section 2.17.

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(b)          The increased Revolver Commitments and Maximum Revolver Amount with respect to an Approved Increase shall become effective as of such Increase Effective Date; provided that each of the conditions set forth in Section 3.2 shall be satisfied.

(c)          The terms and provisions of Loans made pursuant to an Approved Increase shall be identical to the terms and provisions applicable to the relevant Loans made immediately prior to the relevant Increase Effective Date.

(d)          To the extent any Advances are outstanding on the Increase Effective Date when the Revolver Commitments and the Maximum Revolver Amount are increased, each of the Lenders having a Revolver Commitment prior to the Increase Effective Date (the “Revolver Pre-Increase Lenders”) shall assign to any Lender which is acquiring a new or additional Revolver Commitment on the Increase Effective Date (the “Revolver Post-Increase Lenders”), and such Revolver Post-Increase Lenders shall purchase from each Revolver Pre-Increase Lender, at the principal amount thereof, such interests in the Advances on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Advances will be held by all Lenders ratably in accordance with their Pro Rata Shares after giving effect to such increased Revolver Commitments.

(e)          The Loans and Revolver Commitments established pursuant to this Section shall constitute Loans and Revolver Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the Loan Documents.

2.18       Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          Commitment Fees pursuant to Section 2.10(a) shall cease to accrue on the unfunded portion of the Revolver Commitment of such Defaulting Lender; and

(b)          the Revolving Credit Facility Usage of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.2); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.

2.19       Taxes.

(a)          Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, except as required by applicable law; provided that if the Borrower shall be required (as determined in the good faith discretion of the Borrower) to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent and each Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

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(b)          In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)          The Borrower shall indemnify the Agent and each Lender within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)          As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e)          Each Foreign Lender shall deliver to the Borrower and the Agent on the date on which such Foreign Lender becomes a Lender under any Loan Document (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), two original copies of whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN or Form W-8BEN-E (or any subsequent versions thereof or successors thereto) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or Form W-8BEN-E (or any subsequent versions thereof or successors thereto) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty, (ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto), (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 871(h) or 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any subsequent versions thereof or successors thereto), (iv) duly completed copies of Internal Revenue Service Form W-8IMY, together with forms and certificates described in clauses (i) through (iii) above (and Forms W-9 and additional Form W-8IMYs) as may be required or (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made. In addition, in each of the foregoing circumstances, each Foreign Lender shall deliver such forms, if legally entitled to deliver such forms, promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender. Each Foreign Lender shall promptly notify the Borrower (or such other relevant Loan Party) at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States or other taxing authorities for such purpose).

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(f)          Each Lender shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of the Borrower or the Agent), duly executed and properly completed copies of Internal Revenue Service Form W-9 or W-8, as applicable, together with such supplementary documentation as may be prescribed by applicable law, certifying that it is not subject to U.S. federal backup withholding.

(g)          If a payment made to a Foreign Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Foreign Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Foreign Lender shall deliver to the Borrower and the Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the applicable withholding agent to comply with its obligations under FATCA, to determine that such Foreign Lender has complied with such Foreign Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)          If the Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person. Notwithstanding anything to the contrary in this Section 2.19(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.19(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

2.20       Mitigation of Obligations; Replacement of Lenders.

(a)          If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.12 or 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b)          If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay an additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.20(a), then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Article IX), all its interests, rights (other than its existing rights to payments pursuant to Section 2.12 or 2.19) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts due and payable to it hereunder and under the other Loan Documents, from the assignee (to the extent of such outstanding principal, participation and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments thereafter, (iv) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Article IX and (v) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances giving rise to such assignment and delegation cease to apply.

ARTICLE III

CONDITIONS TO LOANS

3.1          Conditions Precedent to the Closing Date. The obligation of each Lender to make its initial extension of credit hereunder and the occurrence of the Closing Date is subject to the fulfillment, to the reasonable satisfaction (or waiver in accordance with Section 11.2), of each of the following conditions:

(a)          the Agent shall have received this Agreement, the Agent Fee Letter and each other Loan Document not previously delivered to it, each duly executed and delivered by each party thereto;

(b)          the Agent shall have received the written opinions, dated the Closing Date, of counsel to the Loan Parties, with respect to this Agreement, which written opinions shall be in form and substance reasonably satisfactory to the Agent;

(c)          the Agent shall have received a certificate of status with respect to each Loan Party dated within 30 days of the Closing Date, or confirmed by facsimile, if facsimile confirmation is available, each such certificate to be issued by the secretary of state of the jurisdiction of incorporation or formation of such Loan Party, and, to the extent available in such jurisdiction, which certificates shall indicate that the applicable Loan Party is in good standing in such state;

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(d)          the Agent shall have received a copy of each Loan Party’s Governing Documents, certified by a Responsible Officer with respect to the Borrower, which certificate shall be in form and substance as set forth in Exhibit 3.1(d);

(e)          the Agent shall have received a copy of the resolutions or the unanimous written consents with respect to each Loan Party, certified as of the Closing Date by a Responsible Officer, authorizing (A) the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which it is or will be a party and the execution and delivery of the other documents to be delivered by it in connection herewith and therewith, which certificate shall be in form and substance as set forth in Exhibit 3.1(d);

(f)          the Agent shall have received a signature and incumbency certificate of the Responsible Officer with respect to each Loan Party executing this Agreement and the other Loan Documents not previously delivered to the Agent to which it is a party, certified by a Responsible Officer, which certificate shall be in form and substance as set forth in Exhibit 3.1(d);

(g)          to the extent invoiced at least three Business Days prior to the Closing Date, the Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement and all fees due on the Closing Date pursuant to any Fee Letter;

(h)          all governmental and third party approvals and other consents necessary in connection with the IPO, the Loan Documents and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions;

(i)          the Agent shall have received (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for the last three full fiscal years ended at least 60 days prior to the Closing Date, (ii) unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for each subsequent fiscal quarterly interim period or periods ended at least 40 days prior to the Closing Date (and the corresponding period(s) of the prior fiscal year) and (iii) with respect to the balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for the fiscal quarter ended June 30, 2014, reconciliations thereof with respect to the Borrower and its Subsidiaries (and excluding Holdings) for such fiscal quarter, which shall have been reviewed by the independent accountants for Holdings as provided in Statement of Auditing Standards No. 100; which are prepared in accordance with US GAAP and meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to registration statements on Form S-1;

(j)          the Agent shall have received customary officer certificates in form and substance reasonably satisfactory to the Agent signed by a Financial Officer of the Borrower (i) certifying that the conditions in Sections 3.1(h), (k), (l), (m), and (n) have been satisfied, (ii) certifying that the Borrower and its Subsidiaries, on a Stand Alone Basis, are Solvent on the Closing Date and (iii) demonstrating compliance on the Closing Date with the financial covenants in Sections 6.12(b), (c) and (d), in each case, on a pro forma basis for the Transactions;

(k)          (i) the IPO with gross proceeds of not less than $100,000,000.00 shall have been consummated, (ii) 100% of the outstanding general partnership interests of the Borrower shall have been contributed to Holdings and (iii) 100% of the outstanding membership interests issued by FSCO and by FSM shall have been contributed to the Borrower;

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(l)          the representations and warranties of Loan Parties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date (provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates);

(m)          no Event of Default or Unmatured Event of Default shall have occurred and be continuing on the Closing Date, nor shall result from the making of extensions of credit on the Closing Date;

(n)          the Borrower and its Subsidiaries shall have no Debt outstanding other than pursuant to the Revolving Credit Facility and other Debt permitted to be outstanding under the terms of this Agreement; and

(o)          the Agent shall have received, at least 5 Business Days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, as reasonably requested by any of the Agent and/or the Lenders in writing at least 10 Business Days in advance of the Closing Date.

3.2          Conditions Precedent to All Extensions of Credit. The obligation of each Lender to make any Loan hereunder is subject to the fulfillment, at the time of the making of such extension of credit, of each of the following conditions:

(a)          the representations and warranties of Loan Parties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit as though made on and as of such date (provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates);

(b)          no Event of Default or Unmatured Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall result from the making of such extension of credit;

(c)          no event or development has occurred which could reasonably be expected to result in a Material Adverse Effect;

(d)          the Borrower shall have delivered to the Agent a Request for Borrowing pursuant to the terms of Section 2.6; and

(e)          the proceeds of such extension of credit shall have been, and shall be (after giving effect to such requested extension of credit), used to (i) fund certain fees, costs and expenses incurred in connection with this Agreement and the other Loan Documents, (ii) finance Permitted Investments, (iii) finance the ongoing working capital needs and general corporate purposes of the Borrower including, without limitation, to finance acquisitions otherwise permitted hereunder or (iv) effect any other Distribution permitted hereunder, provided that the proceeds shall not be available to repay any Debt that is junior or structurally subordinated to the Obligations. Such use of proceeds shall be evidenced on the Request for Borrowing delivered to Lender pursuant to the terms of Section 2.6.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BORROWER

On the dates required pursuant to Sections 3.1(a) or (b), as applicable, the Borrower represents and warrants to the Lenders that:

4.1           Due Organization. The Borrower is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware and is duly qualified to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect. Each Guarantor is a duly organized and validly existing limited liability company, corporation, or limited partnership, as applicable, in good standing under the laws of the state of its organization and is duly qualified to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect.

4.2           Interests in Loan Parties. As of the Closing Date, all of the interests in each Loan Party are owned by the Persons identified in Schedule 4.2. As of the Closing Date, the Subsidiaries listed in Schedule 4.2 include all of the Significant Subsidiaries (other than the Loan Parties or any Foreign Subsidiaries).

4.3           Requisite Power and Authorization. The Borrower has all requisite limited partnership power to execute and deliver this Agreement and the other Loan Documents to which it is a party, and to borrow the sums provided for in this Agreement. Each Guarantor has all requisite limited liability company, corporate, or limited partnership power to execute and deliver the Loan Documents to which it is a party. Each Loan Party has all governmental licenses, authorizations, consents, and approvals necessary to own and operate its Assets and to carry on its businesses as now conducted and as proposed to be conducted, other than licenses, authorizations, consents, and approvals that are not currently required or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect. The execution, delivery, and performance of this Agreement and the other Loan Documents have been duly authorized by the Borrower and all necessary limited partnership action in respect thereof has been taken, and the execution, delivery, and performance thereof do not require any consent or approval of any other Person that has not been obtained. The execution, delivery, and performance of the Loan Documents to which it is a party have been duly authorized by each Guarantor and all necessary limited liability company, corporate, or limited partnership action in respect thereof has been taken, and the execution, delivery, and performance of the Loan Documents to which a Guarantor is a party do not require any consent or approval of any other Person that has not been obtained.

4.4           Binding Agreements. This Agreement and the other Loan Documents to which the Borrower is a party, when executed and delivered by the Borrower, will constitute, the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, and the Loan Documents to which the Guarantors are a party, when executed and delivered by the Guarantors, as applicable, will constitute, the legal, valid, and binding obligations of the Guarantors, as applicable, enforceable against the Guarantors, as applicable, in accordance with their terms, in each case except as the enforceability hereof or thereof may be affected by: (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (b) equitable principles of general applicability.

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4.5          Other Agreements. The execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party, and the execution, delivery and performance by each of the Guarantors of the Loan Documents to which they are a party, do not and will not: (a) violate (i) any provision of any federal (including the Exchange Act), state, or local law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on any Loan Party, (ii) any order of any domestic governmental authority, court, arbitration board, or tribunal binding on any Loan Party, or (iii) the Governing Documents of any Loan Party, or (b) contravene any provisions of, result in a breach of, constitute (with the giving of notice or the lapse of time) a default under, or result in the creation of any Lien upon any of the Assets of any Loan Party pursuant to, any Contractual Obligation of any Loan Party, or (c) require termination of any Contractual Obligation of any Loan Party, or (d) constitute a tortious interference with any Contractual Obligation of any Loan Party.

4.6          Litigation; Adverse Facts.

(a)          There is no action, suit, proceeding, or arbitration (irrespective of whether purportedly on behalf of any Loan Party) at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending or, to the actual knowledge of the Borrower, threatened in writing against or affecting any Loan Party, that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to materially and adversely affect such Person’s ability to perform its obligations under the Loan Documents to which it is a party (including the Borrower’s ability to repay any or all of the Loans when due);

(b)          None of the Loan Parties is: (i) in violation of any applicable law in a manner that could reasonably be expected to have a Material Adverse Effect or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule, or regulation of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, in a manner that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to materially and adversely affect such Person’s ability to perform its obligations under the Loan Documents to which it is a party (including the Borrower’s ability to repay any or all of the Loans when due); and

(c)          (i) there is no action, suit, proceeding or, to the best of the Borrower’s knowledge, investigation pending or, to the best of the Borrower’s knowledge, threatened in writing against or affecting any Loan Party that questions the validity or the enforceability of this Agreement or other the Loan Documents, and (ii) there is no action, suit, or proceeding pending against or affecting any Loan Party pursuant to which, on the date of the making of any Loan hereunder, there is in effect a binding injunction that could reasonably be expected to materially and adversely affect the validity or enforceability of this Agreement or the other Loan Documents.

4.7          Government Consents. Other than such as may have previously been obtained, filed, or given, as applicable, no consent, license, permit, approval, or authorization of, exemption by, notice to, report to or registration, filing, or declaration with, any governmental authority or agency is required in connection with the execution, delivery, and performance by the Loan Parties of the Loan Documents to which they are a party.

4.8          Title to Assets; Liens. Except for Permitted Liens, all of the Assets of the Loan Parties are free from all Liens of any nature whatsoever. Except for Permitted Liens, the Loan Parties have good and sufficient title to all of their respective Assets reflected in their books and records as being owned by them or their nominee. Neither this Agreement, nor any of the other Loan Documents, nor any transaction contemplated under any such agreement will affect any right, title, or interest of any Loan Party in and to any of the Assets of any Loan Party in a manner that could reasonably be expected to have a Material Adverse Effect.

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4.9          Payment of Taxes. All tax returns and reports of the Loan Parties (and all taxpayers with which any Loan Party is or has been consolidated or combined) required to be filed by it has been timely filed (inclusive of any permitted extensions), and all taxes, assessments, fees, amounts required to be withheld and paid to a Governmental Authority and all other governmental charges upon the Loan Parties, and upon their Assets, income, and franchises, that are due and payable have been paid, except to the extent that: (a) the failure to file such returns or reports, or pay such taxes, assessments, fees, or other governmental charges, as applicable, could not reasonably be expected to have a Material Adverse Effect or (b) other than with respect to taxes, assessments, charges or claims which have become a federal tax Lien upon any of any Loan Party’s Assets, such tax, assessment, charge, or claim is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted, and an adequate reserve or other appropriate provision, if any, shall have been made as required in order to be in conformity with GAAP. The Borrower does not know of any proposed, asserted, or assessed tax deficiency against it or any Guarantor that, if such deficiency existed and had to be rectified, could reasonably be expected to have a Material Adverse Effect.

4.10        Governmental Regulation.

(a)          Neither the Borrower nor any of its Subsidiaries is, nor immediately after the application by the Borrower of the proceeds of the Loans will any of them be, an “investment company” under the Investment Company Act of 1940, as amended. Each Fifth Street Fund that is required to be registered as an “investment company” or “business development company” under the Investment Company Act of 1940, as amended, is so registered.

(b)          The Borrower and each of its Subsidiaries and their respective members, partners, officers, directors and other employees (in their capacity as employees), to the extent required under applicable law, are duly registered as an investment adviser or an investment adviser representative, as applicable, under the Investment Advisers Act of 1940, as amended or other applicable law (and has been so registered at all times when such registration has been required by applicable law with respect to the services provided for the Borrower’s Subsidiaries and for the Fifth Street Funds). Other than the Borrower, its Subsidiaries, their respective members, partners, officers, directors and employees, and other Persons in connection with subadvisory arrangements, there are no other Persons who act in the capacity as an investment adviser (as such term is defined in the Investment Advisers Act of 1940, as amended) or an associated person of an investment adviser, in each case with respect to any of the Fifth Street Funds.

(c)          The Borrower, each of its Subsidiaries, and each of their respective members, partners, officers, directors and other employees (in their capacity as employees), as the case may be, to the extent required under applicable law, is duly registered, licensed or qualified as a broker-dealer, broker-dealer representative, a registered representative, or agent in any State of the United States or with the SEC, and is a member in good standing of FINRA or any other self-regulatory organization as may be required by applicable law (and has been so registered, licensed, qualified or a member at all times when such registration, license, qualification or membership has been required by applicable law with respect to the services provided for the Borrower’s Subsidiaries and for the Fifth Street Funds).

(d)          No Loan Party is subject to regulation under the Federal Power Act or any federal, state, or local law, rule, or regulation generally limiting its ability to incur Debt.

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(e)          Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carry Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or for carrying any Margin Stock.

4.11         Disclosure. (a) All written information furnished to the Agent or any Lender and all other information presented to the Agent or any Lender in due diligence sessions, in each case, by the Borrower or any of its representatives (other than projections (if any)) is, when taken as a whole, complete and correct in all material respects and does not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made and (b) any projections made available to the Agent or any Lender by the Borrower or any of its representatives have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished (it being understood that such projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, any of which are beyond the Borrower’s control, and that no assurance can be given that any particular projection will be realized, that actual results may differ from projected results and that such differences may be material). The Borrower has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could be reasonably be expected to result in a Material Adverse Effect.

4.12         Debt. Neither any Loan Party nor any of their respective Subsidiaries has any Debt outstanding other than Debt permitted by Section 6.1.

4.13         Existing Defaults. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, contained in any Contractual Obligation applicable to it, and no condition exists which, with or without the giving of notice or the lapse of time, would constitute a default under such Contractual Obligation, except, in any such case, where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.

4.14        Financial Condition; No Default; No Material Adverse Effect.

(a)          As of the Closing Date, the Borrower has delivered to the Lenders (i) the audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings and its subsidiaries for the fiscal year ended December 31, 2013 and (ii) the unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings and its subsidiaries for March 31, 2014 and June 30, 2014 (and the corresponding period(s) of the prior fiscal year), in each case, together with reconciliations of each of the foregoing with respect to the Borrower and its Subsidiaries (and excluding Holdings) for each such fiscal period. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes. None of the Borrower or any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments not reflected in the financial statements referred to above.

(b)          No Event of Default or Unmatured Event of Default has occurred and is continuing or would result from any proposed Loan.

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(c)          Since December 31, 2013, no event or development has occurred which could reasonably be expected to result in a Material Adverse Effect.

4.15        Immaterial Subsidiaries. Each of the Persons that the Borrower has identified as an Immaterial Subsidiary constitutes an Immaterial Subsidiary, unless such Person has been joined to the relevant Loan Documents in accordance with Section 5.7.

4.16        [Intentionally Omitted].

4.17        Governing Documents of the Guarantors. As of the Closing Date, true, correct and complete copies of each Loan Party’s Governing Documents have been provided to the Agent and each Lender.

4.18        Anti-Corruption Laws and Sanctions.

(a)          Neither the Borrower nor any of its Subsidiaries nor any director, officer, or employee thereof, nor, to the Borrower’s or any Subsidiary’s knowledge, any, agent, Affiliate or representative  of the Borrower or such Subsidiary, (i) is a Person that is, or is owned or controlled by a Person that is the subject of any Sanctions nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(b)          Neither the Borrower nor any of its Subsidiaries or Affiliates, nor any director, officer, or employee, nor, to the Borrower’s knowledge, any agent or representative of the Borrower or of any of its Subsidiaries or Affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Borrower and its Subsidiaries and Affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

(c)          The operations of the Borrower and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of Anti-Money Laundering Laws, and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Borrower or any of its Subsidiaries with respect to Anti-Money Laundering Laws is pending or, to the best knowledge of the Borrower, threatened.

4.19        Labor Matters. There are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workers’ compensation proceedings or other material labor/employee related controversies pending or, to the knowledge of the Responsible Officers of the Borrower, threatened between the Borrower or any of its Subsidiaries and any of their respective employees, other than employee grievances and other proceedings which could not in the aggregate reasonably be expected to have a Material Adverse Effect.

4.20        Solvency. The Borrower is, and the Borrower and its consolidated Subsidiaries are, on a Stand Alone Basis, Solvent.

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4.21         Pari Passu Ranking. The Loans and all other Obligations rank at least pari passu in right of payment with all other unsecured, unsubordinated Debt of the Borrower.

4.22         ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

ARTICLE V

AFFIRMATIVE COVENANTS OF BORROWER

The Borrower covenants and agrees that, so long as any portion of the Revolver Commitment under this Agreement shall be in effect and until payment, in full, of the Loans, with interest accrued and unpaid thereon, all other Obligations and all other amounts due hereunder, the Borrower will do, and (except in the case of the covenants set forth in Sections 5.2(a), (b), (c), (d) and (e), which covenants shall be performed by the Borrower) will cause each of its Subsidiaries and the other Loan Parties to do, each and all of the following:

5.1           Accounting Records and Inspection. Maintain adequate financial and accounting books and records in accordance with sound business practices and, to the extent so required, GAAP consistently applied, and permit any representative of the Agent (and after the occurrence and during the continuance of an Event of Default, a representative of each Lender) upon reasonable notice to the Borrower, at any time during usual business hours, to inspect, audit, and examine such books and records and to make copies and take extracts therefrom, and to discuss its affairs, financing, and accounts with the Borrower’s or the applicable Subsidiary’s officers and independent public accountants; provided, that the Borrower shall only be obligated to reimburse the Agent for the reasonable documented, out-of-pocket expenses for one such inspection, audit or examination performed by such representative per calendar year absent the occurrence and continuance of an Event of Default. Subject to Section 9.11, the Borrower shall furnish the Agent with any information reasonably requested by the Agent regarding the Borrower’s or its Subsidiaries’ business or finances promptly upon request.

5.2          Financial Statements and Other Information.

Furnish to the Agent:

(a)          Within 90 days after the end of each fiscal year of Holdings, (i) an annual report containing a consolidated statement of assets, liabilities, and capital as of the end of such fiscal year, and consolidated statements of operations and cash flows for Holdings for the year then ended (“Annual Financial Statements”), prepared in accordance with accounting principles generally accepted in the United States, which shall be accompanied by a report and an unqualified opinion under generally accepted auditing standards of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Holdings and reasonably satisfactory to the Agent (which opinion shall be without (1) a “going concern” or like qualification or exception, (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 6.12), together with a written statement of such accountants to the effect that, such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries in accordance with GAAP consistently applied; provided that, so long as Holdings is subject to the reporting requirements of the Exchange Act, the filing of Holdings’ report on Form 10-K for such fiscal year shall satisfy the requirements of this clause (i), so long as such Form 10-K is concurrently furnished (which may be by a link to a website containing such document sent by automated electronic notification) to the Agent upon filing thereof, and (ii) a reconciliation (that may be part of the financial statements) prepared by a Financial Officer of the Borrower or its general partner and indicating the differences between (x) the statement of financial condition and statement of operations referred to in clause (i) above and (y) the unaudited statement of financial condition and statement of operations of the Borrower and its consolidated Subsidiaries on a Stand Alone Basis in respect of such year.

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(b)          Within 45 days after the end of each of the first three quarters of each fiscal year of Holdings (or, in the case of the fiscal quarter ended September 30, 2014, by December 15, 2014), (i) a financial report containing a consolidated statement of assets, liabilities, and capital, consolidated statements of operations and cash flows for Holdings for the period then ended (“Quarterly Financial Statements”); provided that, so long as Holdings is subject to the reporting requirements of the Exchange Act, the filing of Holdings report on Form 10-Q for such fiscal quarter shall satisfy the requirements of this clause (i), so long as such Form 10-Q is concurrently furnished (which may be by a link to a website containing such document sent by automated electronic notification) to the Agent upon filing thereof, and, (ii) a reconciliation (that may be part of the financial statements) prepared by a Financial Officer of the Borrower or its general partner and indicating the differences between (x) the statement of financial condition and statement of operations referred to in clause (i) above and (y) the unaudited statement of financial condition and statement of operations of the Borrower and its consolidated Subsidiaries on a Stand Alone Basis in respect of such year.

(c)          Promptly upon the filing thereof, all material documents filed by Holdings with the SEC (which may be by a link to a website containing such document sent by automated electronic notification);

(d)          Substantially concurrent with the delivery of the financial reports described above in clauses (a) and (b) of this Section 5.2, a Compliance Certificate duly executed by the chief financial officer of the Borrower (1) stating that (i) he or she has individually reviewed the provisions of this Agreement and the other Loan Documents, (ii) the financial statements contained in such report have been prepared in accordance with GAAP consistently applied (except in the case of reports required to be delivered pursuant to clause (b) above, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries, (iii) consistent with past practice, a review of the activities of the Borrower and its Subsidiaries during such year or quarterly period, as the case may be, has been made by or under such individual’s supervision, with a view to determining whether the Loan Parties have fulfilled all of their respective obligations under this Agreement, and the other Loan Documents, and (iv) no Loan Party is in default in the observance or performance of any of the provisions hereof or thereof, or if any Loan Party shall be so in default, specifying all such defaults and events of which such individual may have knowledge, (2) attaching a schedule thereto that sets forth, on a Fifth Street Fund by Fifth Street Fund basis, the Assets Under Management for such Fifth Street Fund, (3) attaching a schedule thereto that sets forth a listing of each Fifth Street Fund that has closed during the period covered by this Compliance Certificate to the extent not previously disclosed, (4) solely to the extent that agreements executed in connection with the closing of any Fifth Street Fund noted in the preceding clause (3) provide for the deferral of the payment of Management Fees, attaching a schedule thereto that sets forth on a one-time basis for any such Fifth Street Fund, a listing of the portion of the Management Fees that have been so agreed to be so deferred, and (5) attaching a schedule thereto that sets forth a calculation of Adjusted EBITDA for the most recent four quarter period, including reasonable detail of each component of Adjusted EBITDA as set forth in the definition thereof;

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(e)          if not otherwise provided pursuant to clause (a) or (b), above, as applicable, then, substantially contemporaneously with each year-end financial report required by clause (a) of this Section 5.2, a certificate of the chief financial officer of the Borrower separately identifying and describing all material Contingent Obligations of the Loan Parties;

(f)          notice, as soon as possible and, in any event, within 5 days after the Borrower has knowledge, of: (i) the occurrence of any Event of Default or any Unmatured Event of Default; or (ii) any default or event of default as defined in any evidence of Debt in an aggregate principal amount equal to or greater than $15,000,000 of the Borrower or any Subsidiary or under any material agreement, indenture, or other instrument under which such Debt has been issued, to the extent such Debt may be accelerated under the terms thereof. In any such event, the Borrower also shall supply the Agent with a statement from a Responsible Officer of the Borrower, setting forth the details thereof and the action that the Borrower or such Subsidiary proposes to take with respect thereto; provided, that the Borrower or such Subsidiary shall not be required to provide any information that reasonably would be expected to result in a waiver of any attorney-client privilege of the Borrower or such Subsidiary;

(g)          as soon as practicable, any written report pertaining to material items in respect of the Borrower’s internal control matters submitted to the Borrower by its independent accountants in connection with each annual audit of the financial condition of the Borrower;

(h)          as soon as practicable, written notice of any condition or event which has resulted or could reasonably be expected to result in: (i) a Material Adverse Effect; or (ii) a breach of, or noncompliance with, any term, condition, or covenant of any Contractual Obligation of any Loan Party that would result in an Event of Default hereunder;

(i)          promptly upon becoming aware of any Person’s seeking to obtain or threatening to seek to obtain a decree or order for relief with respect to any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, a written notice thereof specifying what action the Borrower is taking or proposes to take with respect thereto;

(j)          promptly, copies of all amendments to the Governing Documents of any Loan Party except for (i) immaterial amendments or waivers permitted by such Governing Documents not requiring the consent of the holders of the Securities in the applicable Loan Party or Subsidiary, or (ii) amendments or waivers which would not, either individually or collectively, be materially adverse to the interests of the Lender Group;

(k)          promptly, but in any event within 10 days after the Borrower has knowledge of, the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred could result in Material Adverse Effect, including a written statement of a Responsible Officer describing such ERISA Event and the action, if any, which is proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the Governmental Authority pertaining to such ERISA Event

(l)          prompt notice of:

(i)          all legal or arbitral proceedings, and all proceedings by or before any governmental or regulatory authority or agency, against or, to the knowledge of the Borrower, threatened in writing against or affecting any Loan Party which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or on the timely payment of the principal of or interest on the Loans, or the enforceability of this Agreement or the other Loan Documents, or the rights and remedies of the Lender Group hereunder or thereunder, as applicable; and

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(ii)         the issuance by any United States federal or state court or any United States federal or state regulatory authority of any injunction, order, or other restraint prohibiting, or having the effect of prohibiting or delaying, the making of the Loans, or the institution of any litigation or similar proceeding seeking any such injunction, order, or other restraint, in each case, of which the Borrower or any of its Subsidiaries has knowledge; and

(m)          reasonably promptly, such other information and data (other than monthly financial statements) with respect to the Loan Parties, as from time to time may be reasonably requested by the Agent or any Lender

5.3           Existence. Except as expressly permitted by Section 6.5, preserve and keep in full force and effect, at all times, its existence unless (i) such Subsidiary does not have assets or other property with a fair market value as of such date that exceeds $1,000,000 in the aggregate or is an Excluded Subsidiary or (ii) such Subsidiary is wound up or dissolved as a result of the Fifth Street Fund applicable to such Subsidiary being wound up or dissolved.

5.4           Payment of Taxes and Claims. Pay all material taxes, assessments, and other governmental charges imposed upon it or any of its Assets or in respect of any of its businesses, incomes, or Assets before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials, and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its Assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that, unless such taxes, assessments, charges, or claims have become a federal tax Lien on any of any Loan Party’s Assets, no such tax, assessment, charge, or claim need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision, if any, shall have been made there for as required in order to be in conformity with GAAP.

5.5           Compliance with Laws. Comply with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

5.6           Further Assurances. At any time or from time to time upon the request of the Agent, the Borrower shall, and shall cause each other Loan Party to, execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order to effect fully the purposes of this Agreement or the other Loan Documents and to provide for payment of the Loans made hereunder, with interest thereon, in accordance with the terms of this Agreement.

5.7           Additional Loan Parties. (a) Within 5 Business Days after a Material Operating Group Entity is formed or acquired or such person becomes a Material Operating Group Entity, as applicable, notify the Agent of such occurrence, and, within 30 days following such notification, cause such Material Operating Group Entity to (i) become a Loan Party by delivering to the Agent a Loan Party Joinder Agreement (together with Annex 1 to the Intercompany Subordination Agreement) executed by such new Loan Party, (ii) deliver to the Agent a certificate of such Material Operating Group Entity, substantially in the form of the certificates delivered pursuant to Section 3.1(d) through (f) on the Closing Date, with appropriate insertions and attachments, and (iii) if reasonably requested by the Agent, deliver to the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from Proskauer Rose LLP or other counsel, reasonably satisfactory to the Agent; provided, that in the case of any Material Operating Group Entity that is an Immaterial Subsidiary, such Immaterial Subsidiary shall not be required to comply with this Section 5.7(a) so long as the aggregate Management Fees paid or payable directly to the Loan Parties during the four fiscal quarter period preceding such date equals or exceeds 95% of the aggregate Management Fees paid or payable to the Borrower and its Subsidiaries during such period. For purposes of the foregoing proviso, Management Fees payable to any Subsidiary that are earned from a closed-end Fifth Street Fund (or from any other Fee Generating Entity that is subject to a remaining lock-up period of at least two years) that was acquired or formed during such period shall be included in such calculation on a pro-forma basis for such period. Any document, agreement, or instrument executed or issued pursuant to this Section 5.7 shall be a Loan Document.

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(b)          If a Material Operating Group Entity that was previously an Immaterial Subsidiary ceases to be an Immaterial Subsidiary (or is required to become a Loan Party pursuant to Section 5.7(a)), the Borrower shall be required to comply with Section 5.7(a) with respect to such Subsidiary on or before the date that is 30 days (or, in the case of any Immaterial Subsidiary that has ceased to be an Immaterial Subsidiary because it no longer delegates its right to receive Management Fees to the manager of a Fifth Street Fund, 20 days) after the end of the applicable fiscal quarter (as contemplated by the definition of Immaterial Subsidiary) when such Subsidiary ceased to be an Immaterial Subsidiary.

(c)          Notwithstanding the foregoing, if such new Material Operating Group Entity is a Foreign Subsidiary (which, for purposes of this Section 5.7(c) shall include any Subsidiary (a) all or substantially all of the assets of which are equity interests (or equity and debt interests) in a Foreign Subsidiary or (b) that is a disregarded entity or partnership for United States federal income tax purposes and holds the equity interests of one or more Foreign Subsidiaries), then the Loan Parties shall not be required to comply with Section 5.7(a) if (i) compliance would result in any material adverse tax consequence to the Loan Parties or Holdings, or (ii) would cause any Loan Party to have material inclusions in income under Section 956 of the Code.

5.8         Obligation to Upstream Management Fees and Incentive Fees.

(a)          the Borrower shall ensure that each Subsidiary (other than any Foreign Subsidiary, except as provided in clause (b)) that is not a Loan Party:

(i)          promptly, and in any event within 7 Business Days of receipt thereof, distributes to a Loan Party all cash Management Fees received by such Subsidiary; and

(ii)         promptly, and in any event within 12 Business Days of receipt thereof, distributes to a Loan Party all cash Incentive Fees received by such Subsidiary.

(b)          the Borrower shall ensure that any amounts included in the calculation of Adjusted EBITDA and attributable to any Foreign Subsidiary shall be distributed to a Loan Party in accordance with Sections 5.8(a)(i) and 5.8(a)(ii).

5.9          Foreign Qualification. Each of the Borrower and the Guarantors shall duly qualify to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect.

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5.10         Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and except in connection with transactions permitted by Section 6.6 except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.11         Maintenance of Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies which are not Affiliates of the Borrower insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

ARTICLE VI

NEGATIVE COVENANTS OF BORROWER

The Borrower covenants and agrees that, so long as any portion of the Revolver Commitment under this Agreement shall be in effect and until payment, in full, of the Loans, with interest accrued and unpaid thereon, all other Obligations and all other amounts due hereunder, the Borrower will not do, and will not permit any Loan Party, or permit any Subsidiary of any Loan Party, to do any of the following:

6.1          Debt. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Debt, except:

(a)          the Obligations evidenced by this Agreement and the other Loan Documents;

(b)          Debt incurred by any Loan Party, provided that at the time of incurrence of such Debt and after giving pro-forma effect thereto, the Borrower would be in compliance with Section 6.12 and so long as no Unmatured Event of Default or Event of Default has occurred and is continuing at the time of such incurrence;

(c)          Contingent Obligations resulting from the endorsement of instruments for collection in the ordinary course of business;

(d)          Debt of (i) any Subsidiary to the Borrower or to any Guarantor, (ii) the Borrower or any Guarantor to any other the Borrower or any Guarantor, or (iii) any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party;

(e)          Debt which may be deemed to exist pursuant to any performance bonds, surety bonds, statutory bonds, appeal bonds or similar obligations incurred in the ordinary course of business;

(f)          Debt in respect of netting services, overdraft protections and otherwise in connection with deposit accounts incurred in the ordinary course of business;

(g)          guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Loan Parties and their Subsidiaries;

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(h)          Debt of a Loan Party or any of its Subsidiaries under any Hedging Agreement so long as such Hedging Agreements are used solely as a part of its normal business operations as a risk management strategy or hedge against changes resulting from market operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets;

(i)          Debt incurred in the ordinary course of business under incentive, non-compete, consulting, deferred compensation, or other similar arrangements incurred by any Loan Party;

(j)          Debt incurred in the ordinary course of business with respect to the financing of insurance premiums;

(k)          Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made hereunder; and

(l)          other Debt of the Subsidiaries (other than any Loan Party) in an aggregate principal amount for all such Subsidiaries not to exceed $10,000,000 at any one time and so long as no Unmatured Event of Default or Event of Default has occurred and is continuing at the time of incurrence of any such other Debt;

(m)          guaranties by Loan Parties or other Subsidiaries in respect of real estate lease obligations incurred in the ordinary course of business;

(n)          Debt existing, or pursuant to commitments existing, on the Closing Date and set forth on Schedule 6.1; and

(o)          Purchase Money Debt.

provided that in no event shall the Borrower or any of its Subsidiaries be liable for any Debt of any Fifth Street Fund (which shall not include obligations to contribute cash, Assets or Investments to any Fifth Street Fund to the extent not prohibited by Section 6.3, 6.5 or 6.6 or obligations in respect of letters of credit to the extent such obligations are otherwise permitted to be incurred under this Section 6.1).

6.2          Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its Assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens.

6.3          Investments. Make or own, directly or indirectly, any Investment in any Person, except Permitted Investments; provided that no Investments shall be permitted to be incurred (other than any Permitted Investments in or to a Loan Party) so long as an Event of Default under Sections 7.1(a), 7.1(b)(i) (solely with respect to a breach of Section 6.12), 7.1(d), 7.1(e), 7.1(f), 7.1(g) or 7.1(o) has occurred and is continuing.

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6.4           Dividends. If an Event of Default or Unmatured Event of Default has occurred and is continuing or would result from any of the following, or if any Distribution (as defined below) could reasonably be expected to result in a violation of any applicable provisions of Regulations T, U or X of the Federal Reserve Board, the Borrower shall not make or declare, directly or indirectly, any dividend (in cash, return of capital, or any other form of Assets) on, or make any other payment or distribution on account of, or set aside Assets for a sinking or other similar fund for the purchase, redemption, or retirement of, or redeem, purchase, retire, or otherwise acquire any interest of any class of equity interests in the Borrower, whether now or hereafter outstanding, or grant or issue any warrant, right, or option pertaining thereto, or other security convertible into any of the foregoing, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Assets or in obligations (collectively, a “Distribution”), except for (w) irrespective of whether an Event of Default has occurred and is continuing or would result therefrom, any Distributions by any Loan Party or any Subsidiary to any other Loan Party, including any distribution required by Section 5.8, (x) irrespective of whether an Event of Default or an Unmatured Event of Default has occurred and is continuing or would result therefrom, to make any Permitted Tax Distribution, and (y) irrespective of whether an Event of Default or an Unmatured Event of Default has occurred and is continuing or would result therefrom, Distributions by an Excluded Subsidiary or a Co-Invest Entity, as applicable, that are otherwise made in respect of the “carried interest” in the applicable Fifth Street Funds, or any “carried interest” or other “partnership related distributions” (which shall not include Management Fees) of an Excluded Subsidiary in the applicable Fifth Street Funds.

6.5           Restriction on Fundamental Changes. Change its name, change the nature of its business, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its partnership interests (whether limited or general) or membership interests, as applicable, or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or Assets, whether now owned or hereafter acquired, or acquire any business or Assets from, or capital stock of, or be a party to any acquisition of, any other Person except for purchases of inventory and other property to be sold or used in the ordinary course of business.

Notwithstanding the foregoing provisions of this Section:

(a)          a Loan Party or any of its Subsidiaries may sell or otherwise transfer Assets in accordance with the provisions of Section 6.6 hereof;

(b)          a Loan Party or any of its Subsidiaries may make Investments in accordance with the provisions of Section 6.3 hereof;

(c)          a Loan Party or any of its Subsidiaries may acquire any business or Assets (other than Investments permitted under clause (b) above) from any Person to the extent that (i) the Distribution by the Borrower of the cash, Cash Equivalents or other Assets used to fund such acquisition would not have violated this Agreement and (ii) such acquisition would not otherwise result in an Event of Default or an Unmatured Event of Default;

(d)          a Loan Party or any of its Subsidiaries may change its name or corporate, partnership or limited liability structure so long as, in the case of any change by a Loan Party, the Borrower provides written notice thereof to the Agent on or before the date that is 45 days after the date when such name or structure change occurs;

(e)          any Person may merge, consolidate or reorganize with and into a Loan Party or any Subsidiary, provided that (i) if such transaction involves a Loan Party, a Loan Party is the sole surviving entity of such merger, consolidation or reorganization and on or prior to the consummation of such merger, consolidation or reorganization, such Loan Party expressly reaffirms its Obligations, if any, to the Lender Group under this Agreement and the other Loan Documents to which it is a party (provided, in the case of any Loan Party other than the Borrower, such reaffirmation may be provided within 5 Business Days of the consummation of such transaction), and (ii) the consummation of such merger, consolidation or reorganization does not result in a Change of Control Event; and

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(f)          any Subsidiary may liquidate, wind-up or dissolve, in each case, in the ordinary course of business, consistent with past practice and to the extent not otherwise material to the Borrower and its Subsidiaries; provided that all of the proceeds of such liquidation, winding up or dissolution allocable to the direct or indirect ownership in such Subsidiary of the Borrower or any other Loan Party are distributed to the direct or indirect holder of such Subsidiary’s Securities (pro rata based on ownership at the time of such liquidation, wind-up or dissolution) or to a Loan Party or a wholly owned Subsidiary of a Loan Party.

6.6          Sale of Assets. Sell, assign, transfer, convey, or otherwise dispose of all or any substantial part of its property or business or any material Assets (determined by reference to the combined financial condition of the Loan Parties and each Subsidiary) except that any Loan Party or Subsidiary may dispose of any property (including any investment) (a) in the ordinary course of business and consistent with past practices or so long as such disposition would not reasonably be expected to have a Material Adverse Effect, (b) so long as such disposition would not reasonably be expected to have a Material Adverse Effect, to any Person in the ordinary course pursuant to the terms of a Benefit Plan and (c) so long as such disposition would not reasonably be expected to have a Material Adverse Effect, in connection with the transactions contemplated by the agreements set forth on Schedule 6.6 effected in connection with the IPO.

6.7           Transactions with Shareholders and Affiliates. Enter into or permit to exist, directly or indirectly, any transaction (including the purchase, sale, lease, or exchange of any Asset or the rendering of any service) with any holder of 5% or more of any class of equity interests of the Borrower or any of its Subsidiaries or Affiliates, or with any Affiliate of the Borrower or of any such holder, in each case other than a Loan Party, on terms taken as a whole that are less favorable to the Borrower than those terms that might be obtained at the time from Persons who are not such a holder, Subsidiary, or Affiliate, or if such transaction is not one in which terms could be obtained from such other Person on terms that are not negotiated in good faith on an arm’s length basis, and prior to the Borrower or any of its Subsidiaries engaging in any such transaction described in this Section 6.7, other than transactions in de minimis amounts, the Borrower shall determine that such transaction has been negotiated in good faith and on an arm’s length basis; provided, however, that the foregoing shall not prohibit (a) Debt permitted under Section 6.1, (b) Permitted Investments, (c) the execution, delivery and performance of the agreements evidencing the obligation to pay the Management Fees, (d) transactions contemplated by the agreements set forth on Schedule 6.7 effected in connection with the IPO, (e) transactions in the ordinary course pursuant to the terms of a Benefit Plan, (f) any investment in a Co-Invest Entity or (g) transactions involving the use, transfer, or other disposition of any Assets, to the extent that (i) the Distribution by the Borrower of such Assets would not have violated this Agreement and (ii) such use, transfer, or other disposition would not otherwise result in an Event of Default or an Unmatured Event of Default.

6.8           Conduct of Business. Engage in any line of business other than those lines of business carried on by the Borrower and its Subsidiaries on the Closing Date, or any businesses or activities substantially similar or related thereto.

6.9           Amendments or Waivers of Certain Documents; Actions Requiring the Consent of the Agent. Without the prior written consent of the Agent, which consent shall not unreasonably be withheld or delayed, agree to any amendment to or waiver of the terms or provisions of its Governing Documents except for: (i) immaterial amendments or waivers permitted by such Governing Documents not requiring the consent of the holders of the Securities in the applicable Loan Party or Subsidiary, or (ii) amendments or waivers which would not, either individually or collectively, be materially adverse to the interests of the Lender Group.

6.10         Use of Proceeds. Use the proceeds of the Loans issued hereunder for any purpose inconsistent with Section 3.2(e) or Section 4.10. The Borrower will not request any Loan, and the Borrower shall not, directly or indirectly, use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person.

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6.11         Margin Regulations. Use any portion of the proceeds of any of the Loans in any manner which could reasonably be expected to cause the Loans, the application of such proceeds, or the transactions contemplated by this Agreement to violate Regulations T, U or X of the Federal Reserve Board, or any other regulation of such board, or to violate the Exchange Act, or to violate the Investment Company Act of 1940.

6.12        Financial Covenants.

(a)          Management Fees. During any twelve month period, commencing with the twelve month period ending December 31, 2014, waive, or permit any of the Borrower’s Subsidiaries to waive, any payment of Management Fees by any Fifth Street Fund, or permit, or permit any of the Borrower’s Subsidiaries to permit, any Fifth Street Fund to defer payment of such Management Fees or otherwise fail to pay such Management Fees in cash as a result of a Triggering Event with respect to the applicable Fifth Street Fund (or amend or otherwise modify any agreement evidencing any obligation by any Fifth Street Fund to pay Management Fees as a result of a Triggering Event with respect to the applicable Fifth Street Fund, to the extent that any such amendment or modification, together with any such deferral, waiver or failure to pay Management Fees in cash described above, would result in a failure to pay in cash) Management Fees (when aggregated with (but without duplication of) the Management Fees which are deferred, waived or otherwise not paid in cash as described in Section 7.1(o)) equal to 10% or more of all of the Management Fees (taken as a whole) that, as required to be reported under GAAP, otherwise would have been due and payable to any Loan Party during such twelve month period.

(b)          Debt to Adjusted EBITDA. Permit the ratio of (i) the total outstanding amount of Debt of the Borrower and its Subsidiaries on a Stand Alone Basis as of the last day of any four fiscal quarter period of the Borrower, commencing with the four fiscal quarter period ending December 31, 2014, to (ii) the Adjusted EBITDA of the Borrower and its Subsidiaries on a Stand Alone Basis for such period (the “Total Leverage Ratio”), to be greater than 3.00:1.00.

(c)          Assets Under Management. Permit Assets Under Management at any time to be less than the sum of (i) $3,250,000,000 plus (ii) 50% of all New Management Fee Assets.

(d)          Interest Coverage Ratio. Permit the ratio of (i) Adjusted EBITDA of the Borrower and its Subsidiaries on a Stand Alone Basis for any four fiscal quarter period of the Borrower, commencing with the four fiscal quarter period ending December 31, 2014, to (ii) the Interest Expense of Borrower and its Subsidiaries on a Stand Alone Basis for such period, to be less than 5.00:1.00.

6.13        Restrictive Agreements. The Borrower will not, and will not permit any Loan Party, or any Subsidiary of any Loan Party, to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or such Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay in cash any Management Fees or Incentive Fees to the Persons entitled thereto, the ability to make or repay loans or advances to the Borrower or any of its Subsidiaries or to guarantee Debt of any Loan Party or any of its Subsidiaries or the ability in any material respect to pay dividends or other distributions with respect to any of its Securities, provided that:

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(i)          the foregoing shall not apply to (w) restrictions existing on the Closing Date and set forth on Schedule 6.13, (x) restrictions on Excluded Subsidiaries or Immaterial Subsidiaries, (y) restrictions and conditions imposed by law, rule or regulation or by this Agreement or other Loan Documents and (z) customary restrictions and conditions contained in agreements relating to the sale of any property pending such sale, provided that such restrictions and conditions apply only to the property that is to be sold and such sale is permitted under this Agreement; and

(ii)         clause (a) of the foregoing shall not apply to (x) customary provisions in leases and other contracts restricting the assignment thereof or the property subject thereto or (y) customary provisions of any Purchase Money Debt, provided that such provisions apply only to the property or assets being acquired with such Purchase Money Debt.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

7.1          Events of Default. The occurrence of any one or more of the following events, acts, or occurrences shall constitute an event of default (“Event of Default”) hereunder:

(a)            Failure to Make Payments When Due.

(i)          the Borrower shall fail to pay any amount owing hereunder with respect to the principal of any of the Loans when such amount is due, whether at stated maturity, by acceleration, or otherwise;

(ii)         the Borrower shall fail to pay, within five days of the date when due, any amount owing hereunder with respect to interest on any of the Loans or with respect to any other amounts (including fees, costs, or expenses), other than principal, payable in connection herewith;

(b)            Breach of Certain Covenants.

(i)          the Borrower shall fail to perform or comply with any covenant, term, or condition contained in Article VI of this Agreement;

(ii)         the Borrower shall fail to perform or comply with any covenant, term, or condition contained in Section 5.1, 5.2(a), 5.2(b), 5.2(c), 5.2(d), 5.2(e), 5.2(f), or 5.8 and such failure shall not have been remedied or waived within 10 days after the occurrence thereof; or

(iii)        any Loan Party shall fail to perform or comply with any other covenant, term, or condition contained in this Agreement or other Loan Documents to which it is a party and such failure shall not have been remedied or waived within 30 days after receipt of notice from the Agent (which shall be given at the request of any Lender) of the occurrence thereof; provided, however, that this clause (iii) shall not apply to: (1) the covenants, terms, or conditions referred to in subsections (a) and (c) of this Section 7.1; or (2) the covenants, terms, or conditions referred to in clause (i) or (ii) above of this subsection (b);

(c)          Breach of Representation or Warranty. Any financial statement, representation, warranty, or certification made or furnished by the Borrower under this Agreement or in any statement, document, letter, or other writing or instrument furnished or delivered by or on behalf of any Loan Party to the Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document to which it is a party, or as an inducement to the Lender Group to enter into this Agreement or any other Loan Document shall have been false, incorrect, or incomplete in any material respect when made, effective, or reaffirmed, as the case may be;

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(d)            Involuntary Bankruptcy.

(i)          An involuntary case seeking the liquidation or reorganization of Holdings, any Loan Party or Significant Subsidiary under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code shall be commenced or any similar proceeding shall be commenced against Holdings, any Loan Party or Significant Subsidiary under any other applicable law and, in either case, any of the following events occur: (1) such Person consents to the institution of the involuntary case or similar proceeding; (2) the petition commencing the involuntary case or similar proceeding is not timely controverted; (3) the petition commencing the involuntary case or similar proceeding is not dismissed within 60 days of the date of the filing thereof; provided, however, that, during the pendency of such period, the Lender Group shall be relieved of its obligation to make additional Loans; (4) an interim trustee is appointed to take possession of all or a substantial portion of the Assets of Holdings, any Loan Party or Significant Subsidiary; or (5) an order for relief shall have been issued or entered therein; or

(ii)         A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer having similar powers over Holdings, any Loan Party or Significant Subsidiary to take possession of all or a substantial portion of its Assets shall have been entered and, within 60 days from the date of entry, is not vacated, discharged, or bonded against, provided, however, that, during the pendency of such period, the Lender Group shall be relieved of their obligation to make additional Loans;

(e)            Voluntary Bankruptcy. Holdings or any Loan Party shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code; Holdings, any Loan Party or Significant Subsidiary shall file a petition, answer, or complaint or shall otherwise institute any similar proceeding under any other applicable law, or shall consent thereto; Holdings, any Loan Party or Significant Subsidiary shall consent to the conversion of an involuntary case to a voluntary case; or Holdings, any Loan Party or Significant Subsidiary shall consent or acquiesce to the appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer with similar powers to take possession of all or a substantial portion of its Assets; Holdings, any Loan Party or Significant Subsidiary shall generally fail to pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally; or Holdings, any Loan Party or Significant Subsidiary shall make a general assignment for the benefit of creditors;

(f)           Dissolution. Any order, judgment, or decree shall be entered decreeing the dissolution of Holdings, any Loan Party or Significant Subsidiary, and such order shall remain undischarged or unstayed for a period in excess of 60 days;

(g)           Change of Control. A Change of Control Event shall occur;

(h)           Judgments and Attachments. Any Loan Party shall suffer any money judgment, writ, or warrant of attachment, or similar process involving payment of money in an amount, net of any portion thereof that is covered by or recoverable by such Loan Party under applicable insurance policies (if any) in excess of $15,000,000 and shall not discharge, vacate, bond, or stay the same within a period of 30 days;

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(i)          Guaranty. If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or any Guarantor thereunder, except to the extent permitted by the terms of the Loan Documents;

(j)          Material Agreements. If there is a default in any material agreement to which the Borrower or any of its Subsidiaries is a party and such default (a) involves Debt in an aggregate principal amount equal to $15,000,000 or more and (b) either (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the Borrower’s or such Subsidiary’s obligations thereunder or to terminate such agreement;

(k)          Intercompany Subordination Agreement. If any Loan Party makes any payment on account of Debt that has been contractually subordinated under the Intercompany Subordination Agreement, except to the extent such payment is permitted by the terms of the Intercompany Subordination Agreement;

(l)          Departure Events. A Key Person Departure Event shall occur;

(m)          Loan Documents. Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that any Loan Party has any liability or obligation purported to be created under any Loan Document;

(n)          ERISA. One or more ERISA Events shall have occurred that in the aggregate could reasonably be expected to result in a Material Adverse Effect;

(o)          Management Fees. Any Fifth Street Fund during any twelve month period, commencing with the twelve month period ending December 31, 2014, shall be permitted to defer payment, shall receive a waiver of payment or shall for any other reason fail to pay in cash as a result of a Triggering Event with respect to the applicable Fifth Street Fund (or any agreement evidencing any obligation of the applicable Fifth Street Fund to pay Management Fees shall be amended or otherwise modified as a result of a Triggering Event with respect to the applicable Fifth Street Fund, to the extent that any such amendment or modification, together with any such deferral, waiver or failure to pay Management Fees in cash described above, would result in a failure to pay in cash) Management Fees equal (when aggregated with (but without duplication of) the Management Fees which are deferred, waived or otherwise not paid in cash as described in Section 6.12(a)) to 10% or more of all of the Management Fees (taken as a whole) that, as required to be reported under GAAP, otherwise would have been due and payable to any Loan Party during such twelve month period; and

(p)          Activities of Holdings. Holdings shall at any time (i) engage in any business or activity or own any assets other than its ownership and management of the general partnership interests of the Borrower and activities incidental to the conduct of its business as a public holding company with respect to the Borrower, (ii) incur or guarantee any Debt, or (except in the ordinary course of business and incidental to activities permitted by clause (i) above) incur or guarantee any other liabilities or (iii) consolidate with, merge with or into, or convey, transfer, lease or license all or substantially all of its Assets to any Person.

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7.2          Remedies. Upon the occurrence of an Event of Default:

(a)          If such Event of Default arises under subsections (d) or (e) of Section 7.1, then the Revolver Commitments hereunder immediately shall terminate and all of the Obligations owing hereunder or under the other Loan Documents automatically shall become immediately due and payable, without presentment, demand, protest, notice, or other requirements of any kind, all of which are hereby expressly waived by the Borrower; and

(b)          In the case of any other Event of Default that has occurred and is continuing, the Agent at the request of the Required Lenders, by written notice to the Borrower, may declare the Revolver Commitments hereunder terminated and all of the Obligations owing hereunder or under the Loan Documents to be, and the same immediately shall become due and payable, without presentment, demand, protest, further notice, or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

Upon acceleration, the Agent (without notice to or demand upon the Borrower, which are expressly waived by the Borrower to the fullest extent permitted by law), shall be entitled to proceed to protect, exercise, and enforce the Lender Group’s rights and remedies hereunder or under the other Loan Documents, or any other rights and remedies as are provided by law or equity. the Agent may determine, in its sole discretion, the order and manner in which the Lender Group’s rights and remedies are to be exercised. All payments received by the Agent shall be applied in accordance with Section 2.3(d)(i).

ARTICLE VIII

EXPENSES AND INDEMNITIES

8.1          Expenses. Irrespective of whether any Loans are made hereunder, the Borrower agrees to pay on demand any and all Lender Group Expenses.

8.2          Indemnity.

(a)          In addition to the payment of expenses pursuant to Section 8.1, and irrespective of whether the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, exonerate, defend, pay, and hold harmless the Agent-Related Persons, the Lender-Related Persons, and each Participant (collectively the “Indemnitees” and individually an “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims (any of the foregoing, a “Proceeding”), costs, expenses, and disbursements of any kind or nature whatsoever (including, to reimburse each Indemnitee within thirty (30) days following written demand for the reasonable and documented out-of-pocket fees and disbursements of counsel in connection with any investigation, administrative, or judicial proceeding, whether such Indemnitee shall be designated a party thereto (but limited, in the case of legal fees and expenses, to one counsel to such Indemnitees taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional counsel to all affected Indemnitees, taken as a whole (and, if reasonably required, of one local counsel in any relevant jurisdiction to all such Indemnitees, taken as a whole and, solely in the case of any actual or potential conflict of interest, one additional local counsel to all affected Indemnitees taken as a whole, in each such relevant jurisdiction)), that may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of the Total Commitments, the Revolving Credit Facility, the use or intended use of the proceeds of the Loans or the consummation of the transactions contemplated by this Agreement, any other Loan Document or any related transactions, including any matter relating to or arising out of the filing or recordation of any of the Loan Documents which filing or recordation is done based upon information supplied by the Borrower to the Agent and its counsel or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (the “Indemnified Liabilities”); provided, however, that the Borrower shall have no obligation hereunder to any Indemnitee (i) to the extent that such Indemnified Liabilities are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (ii) with respect to any dispute solely among Indemnitees which does not arise out of any act or omission of Holdings or the Borrower or any of their respective subsidiaries (other than any Proceeding against any Indemnitee with respect to its capacity or in fulfilling its role as an agent under the Revolving Credit Facility). Each Indemnitee will promptly notify the Borrower of each event of which it has knowledge which may give rise to a claim under the indemnification provisions of this Section 8.2. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The obligations of the Borrower under this Section 8.2 will survive the termination of this Agreement, the repayment of the Loans and the discharge of the Borrower’s other obligations hereunder.

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(b)          Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Agent under Section 8.2(a), and without relieving the Borrower of its obligation to do so, each Lender severally agrees to pay to the Agent, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such.

(c)          Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof. Without limiting the foregoing, no Indemnitee referred to in subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

ARTICLE IX

ASSIGNMENT AND PARTICIPATIONS

9.1          Assignments and Participations.

(a)          With the consent of the Borrower (which consent of the Borrower shall not be (x) required if (I) an Event of Default has occurred and is continuing or (II) the Assignee is a Lender, an Affiliate of a Lender or an Approved Fund, or (y) other than with respect to Direct Competitors, unreasonably withheld, conditioned or delayed; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten Business Days after having received notice thereof) and the Agent (which consent of the Agent shall not (x) be required if the Assignee is a Lender, an Affiliate of a Lender or an Approved Fund (y) unreasonably withheld, conditioned or delayed), any Lender may assign and delegate to one or more assignees (each an “Assignee”) that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Revolver Commitments, the Loans and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (or the remaining amount of any Lender’s Revolver Commitment or amount of Loans, if less); provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information including any documentation required pursuant to Section 2.19(e), (f) and (g) with respect to the Assignee, have been given to the Borrower and the Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to the Borrower and the Agent an Assignment and Acceptance, fully executed and delivered by each party thereto, and (iii) the assigning Lender or Assignee has paid to the Agent for the Agent’s separate account a processing fee in the amount of $3,500. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee and the consent of the Borrower shall not be required if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

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(b)          From and after the date that the Agent notifies the assigning Lender (with a copy to the Borrower) that it has received an executed Assignment and Acceptance satisfying clause (a) above and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 8.2) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between the Borrower and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 8.2(b) of this Agreement relating to any period prior to the effectiveness of such assignment.

(c)          Immediately upon the Agent’s receipt of the required processing fee payment and the fully executed Assignment and Acceptance satisfying clause (a) above, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolver Commitments or the Loans arising therefrom. The Revolver Commitment and the Loans allocated to each Assignee shall reduce such Revolver Commitments or Loans of the assigning Lender pro tanto.

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(d)          Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender and who are not Direct Competitors (a “Participant”) participating interests in its Obligations, its Loans, the Revolver Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Loans, the Revolver Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower, the Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, the Agent, the Borrower, its Subsidiaries, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. Each Originating Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Revolver Commitments or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(e)          In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 11.11, disclose all documents and information which it now or hereafter may have relating to the Borrower and its Subsidiaries and their respective businesses.

(f)          Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24 or any other central bank having jurisdiction over such Lender, and such Federal Reserve Bank or other central bank may enforce such pledge or security interest in any manner permitted under applicable law.

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9.2           Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that the Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release the Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 9.1 and, except as expressly required pursuant to Section 9.1, no consent or approval by the Borrower is required in connection with any such assignment.

ARTICLE X

AGENT; THE LENDER GROUP

10.1         Appointment and Authorization of the Agent. Each of the Lenders hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

The Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Unmatured Event of Default or Event of Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.2), and (c) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as the Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.2) or in the absence of its own gross negligence or wilful misconduct. The Agent shall be deemed not to have knowledge of any Unmatured Event of Default or Event of Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent.

Subject to the appointment and acceptance of a successor to the Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld or delayed (or if an Event of Default has occurred and is continuing, in consultation with the Borrower), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor to the Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as the Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation hereunder, the provisions of this Article X and Sections 8.1 and 8.2 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents, any related agreement or any document furnished hereunder or thereunder.

10.2       Reports and Information. By becoming a party to this Agreement, each Lender:

(a)          is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each document delivered to the Agent pursuant to Sections 5.2(a), (b), (c), (d) and (f)(i) (each a “Report” and collectively, “Reports”), and the Agent shall so furnish each Lender with such Reports,

(b)          expressly agrees and acknowledges that the Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report, and

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(c)          agrees to keep all Reports and other material, non-public information regarding the Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 11.11.

In addition to the foregoing: (x) any Lender may from time to time request of the Agent in writing that the Agent provide to such Lender a copy of any report or document provided by the Borrower to the Agent that has not been contemporaneously provided by the Borrower to such Lender, and, upon receipt of such request, the Agent promptly shall provide a copy of same to such Lender, and (y) to the extent that the Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from the Borrower, any Lender may, from time to time, reasonably request the Agent to exercise such right as specified in such Lender’s notice to the Agent, whereupon the Agent promptly shall request of the Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from the Borrower, the Agent promptly shall provide a copy of same to such Lender.

10.3        Set Off; Sharing of Payments.

(a)          If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

(b)          If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender promptly shall (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

10.4         Payments by the Agent to the Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

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10.5         Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of the Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of the Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Revolver Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Revolver Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. No member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to the Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Revolver Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

10.6         No Other Duties. Anything herein to the contrary notwithstanding, none of the Lead Arrangers or Syndication Agent shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender.

ARTICLE XI

MISCELLANEOUS

11.1         No Waivers, Remedies. No failure or delay on the part of the Agent or any Lender, or the holder of any interest in this Agreement in exercising any right, power, privilege, or remedy under this Agreement or any of the other Loan Documents shall impair or operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege, or remedy. The waiver of any such right, power, privilege, or remedy with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances. The remedies provided for under this Agreement or the other Loan Documents are cumulative and are not exclusive of any remedies that may be available to the Agent or any Lender, or the holder of any interest in this Agreement at law, in equity, or otherwise.

11.2         Waivers and Amendments. No amendment or waiver of any provision of this Agreement (other than an amendment pursuant to and in accordance with Section 2.17) or any other Loan Document (other than any Fee Letter), and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall:

(a)          increase or extend any Revolver Commitment of any Lender without the written consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Event of Default or Unmatured Event of Default shall constitute an increase in any Revolver Commitment of any Lender,

(b)          postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document without the written consent of each Lender adversely affected thereby,

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(c)          reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender adversely affected thereby,

(d)          change “Pro Rata Share” or Sections 2.3 or 10.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby,

(e)          amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders without the written consent of each Lender,

(f)          change the definition of “Required Lenders” without the written consent of each Lender, or

(g)          other than as permitted by Article XII, (i) release any Loan Party from any obligation for the payment of money or (ii) release any Guarantor from its guarantee of the Revolving Credit Facility (other than as required by this Agreement or the other Loan Documents), in each case, without the written consent of each Lender, and provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent affect the rights or duties of the Agent under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of the Borrower, shall not require consent by or the agreement of the Borrower. The foregoing to the contrary notwithstanding, an amendment to this Agreement to effectuate an Approved Increase in accordance with Section 2.17 shall only require the consent of the Borrower, the Agent and the new Lender and shall not require the consent of any other Lender.

If any action to be taken by the Lender Group or the Agent hereunder requires unanimous consent, authorization, or agreement of all Lenders, and a Lender (“Holdout Lender”) fails to give its consent, authorization, or agreement or if any Lender is a Defaulting Lender hereunder, then the Agent or, if no Event of Default has occurred and is continuing, the Borrower, upon at least five Business Days’ prior irrevocable notice to the Holdout Lender or Defaulting Lender, may permanently replace the Holdout Lender or Defaulting Lender with one or more substitute Lenders (each, a “Replacement Lender”), and the Holdout Lender or Defaulting Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender or Defaulting Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender or such Defaulting Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender or Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender or Defaulting Lender shall be made in accordance with the terms of Section 9.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Revolver Commitments, and the other rights and obligations of the Holdout Lender or Defaulting Lender hereunder and under the other Loan Documents, the Holdout Lender or Defaulting Lender, as applicable, shall remain obligated to make its Pro Rata Share of Loans in accordance with this Agreement.

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11.3         Notices. Except as otherwise provided herein, all notices, demands, instructions, requests, and other communications required or permitted to be given to, or made upon, any party hereto shall be in writing and (except for financial statements and certain other documents to be furnished pursuant hereto, which may be sent as provided herein) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by courier, electronic mail (at such e-mail addresses as a party may designate in accordance herewith), or facsimile and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the Person to whom it is to be sent pursuant to the provisions of this Agreement. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.3, notices, demands, requests, instructions, and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated on Exhibit 11.3 attached hereto.

11.4         Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that the Borrower may not assign or transfer any interest or rights hereunder without the prior written consent of the Agent and the Lenders and any such prohibited assignment or transfer shall be absolutely void.

11.5         Headings. Article and Section headings used in this Agreement and the table of contents preceding this Agreement are for convenience of reference only and shall neither constitute a part of this Agreement for any other purpose nor affect the construction of this Agreement.

11.6         Execution in Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

11.7         GOVERNING LAW. EXCEPT AS SPECIFICALLY SET FORTH IN ANY OTHER LOAN DOCUMENT: (A) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK; AND (B) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

11.8         JURISDICTION AND VENUE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO AGREE THAT ALL ACTIONS, SUITS, OR PROCEEDINGS ARISING BETWEEN ANY MEMBER OF THE LENDER GROUP OR BORROWER IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE JURISDICTION, SUCH EXCLUSIVITY WILL NOT APPLY. BORROWER AND EACH MEMBER OF THE LENDER GROUP, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.8 AND STIPULATE THAT THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PERSON FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. TO THE EXTENT PERMITTED BY LAW, SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED ON EXHIBIT 11.3 ATTACHED HERETO.

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11.9         WAIVER OF TRIAL BY JURY. BORROWER AND EACH MEMBER OF THE LENDER GROUP, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

11.10         Independence of Covenants. All covenants under this Agreement and other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any one covenant, the fact that it would be permitted by another covenant, shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

11.11         Confidentiality. the Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Holdings and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by the Agent and the Lenders in a confidential manner, and shall not be disclosed by the Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to officers, directors, employees, stockholders, partners, members, accountants, auditors, attorneys, agents, advisors and other representatives of any Agent or member of the Lender Group and to actual or prospective Assignees and Participants on a confidential basis, (b) to Subsidiaries and Affiliates of any member of the Lender Group and any of their respective officers, directors, employees, counsel, accountants, auditors, attorneys, agents, advisors and other representatives; provided that in the case of clause (a) and (b), such Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential, (c) as may be required by statute, decision, or judicial or administrative order, rule, regulation or any Governmental Authority (other than any state, federal or foreign authority or examiner regulating banks or banking); provided that, to the extent it may lawfully do so, the Agent or any such Lender shall notify the Borrower promptly thereof, (d) as may be agreed to in advance by the Borrower or its Subsidiaries or as requested or required by any Governmental Authority (other than any state, federal or foreign authority or examiner regulating banks or banking) pursuant to any subpoena or other legal process; provided that, to the extent it may lawfully do so, the Agent or any such Lender shall notify the Borrower promptly thereof, (e) as requested or required by any state, federal or foreign regulatory or other authority or examiner regulating banks or banking, (f) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by the Agent or the Lenders), (g) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender’s interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee is reasonably expected to be a permitted assignee, purchaser, participant, or pledgee hereof and shall have agreed in writing to receive such information hereunder subject to the terms of this Section and (h) in connection with any litigation or other adversary proceeding involving the parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 11.11 shall survive for one year after the payment in full of the Obligations. Notwithstanding the foregoing, confidential information shall not include, as to the Agent or any Lender, information independently developed by such Person or its Affiliates or information that was in such Person’s and/or Affiliates possession and was not known by such Person or its Affiliates to be subject to an obligation of confidentiality to the Borrower and its Affiliates.

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11.12         Complete Agreement. This Agreement, together with the schedules and exhibits hereto and the other Loan Documents, is intended by the parties hereto as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter of this Agreement and shall not be contradicted or qualified by any other agreement, oral or written, before the Closing Date.

11.13         USA Patriot Act Notice. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) signed into law October 26, 2001 (the “USA Patriot Act”), it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA Patriot Act.

11.14         No Fiduciary Duties. Each of the Loan Parties hereby acknowledges and agrees that none of the Agent nor any Lender has any fiduciary relationship with or duty to such Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and Lenders, on the one hand, and such Loan Party, on the other hand, in connection herewith or therewith is solely that of creditor and debtor.

11.15         Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all Obligations have been paid in full (other than contingent indemnification obligations not then due and owing).

ARTICLE XII

GUARANTY

12.1         Guaranty of Payment. Subject to Section 12.7, each Guarantor hereby unconditionally and irrevocably and jointly and severally, as primary obligor, guarantees to the Agent, for the benefit of the Lenders the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). Any payment hereunder shall be made at such place and in the same currency as such relevant Obligation is payable. This guaranty is a guaranty of payment and not solely of collection and is a continuing guaranty and shall apply to all Obligations whenever arising.

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12.2         Obligations Unconditional. (a) Guarantee Absolute. The obligations of the Guarantors under this Article XII are primary, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Loan Parties under this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than payment in full of the Obligations, it being the intent of this Section 12.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances and shall apply to any and all Obligations now existing or in the future arising. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the enforceability of this Agreement in accordance with its terms or affect, limit, reduce, discharge, terminate, alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(i)          at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii)         any of the acts mentioned in any of the provisions of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)        the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)        any application by any member of the Lender Group of the proceeds of any other guaranty of or insurance for any of the Obligations to the payment of any of the Obligations;

(v)         any settlement, compromise, release, liquidation or enforcement by any member of the Lender Group of any of the Obligations;

(vi)        the giving by any member of the Lender Group of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of, the Borrower or any other Person, or to any disposition of any Securities by the Borrower or any other Person;

(vii)       the exercise by any member of the Lender Group of any of their rights, remedies, powers and privileges under the Loan Documents;

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(viii)      the entering into any other transaction or business dealings with the Borrower or any other Person; or

(ix)         any combination of the foregoing.

(b)         Waiver of Defenses. The enforceability of this Agreement and the liability of the Guarantors and the rights, remedies, powers and privileges of the Lender Group under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

(i)          the illegality, invalidity or unenforceability of any of the Obligations, any Loan Document or any other agreement or instrument whatsoever relating to any of the Obligations;

(ii)         any disability or other defense with respect to any of the Obligations, including the effect of any statute of limitations, that may bar the enforcement thereof or the obligations of such Guarantor relating thereto;

(iii)        the illegality, invalidity or unenforceability of any other guaranty of or insurance for any of the Obligations;

(iv)        the cessation, for any cause whatsoever, of the liability of the Borrower or any Guarantor with respect to any of the Obligations;

(v)         any failure of any member of the Lender Group to marshal assets, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrowers or any other Person, or to take any action whatsoever to mitigate or reduce the liability of any Guarantor under this Agreement, the Lender Group being under no obligation to take any such action notwithstanding the fact that any of the Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;

(vi)        any counterclaim, set-off or other claim which the Borrower or any Guarantor has or claims with respect to any of the Obligations;

(vii)       any failure of any member of the Lender Group to file or enforce a claim in any bankruptcy, insolvency, reorganization or other proceeding with respect to any Person;

(viii)      any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or appointment of a custodian, liquidator or the like of it, or similar proceedings commenced by or against the Borrower or any other Person, including any discharge of, or bar, stay or injunction against collecting, any of the Obligations (or any interest on any of the Obligations) in or as a result of any such proceeding;

(ix)         any action taken by any member of the Lender Group that is authorized by this Section or otherwise in this Agreement or by any other provision of any Loan Document, or any omission to take any such action; or

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(x)          any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than payment in full of the Obligations.

(c)         Waiver of Counterclaim. The Guarantors expressly waive, to the fullest extent permitted by law, for the benefit of the Lender Group, any right of set-off and counterclaim with respect to payment of its obligations hereunder, and all diligence, presentment, demand of payment or performance, protest, notice of nonpayment or nonperformance, notice of protest, notice of dishonor and all other notices or demands whatsoever, and any requirement that any member of the Lender Group exhaust any right, power, privilege or remedy or proceed against the Loan Parties under this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurrence or assumption of new or additional Obligations. Each Guarantor further expressly waives the benefit of any and all statutes of limitation, to the fullest extent permitted by applicable law.

(d)         Other Waivers. Each Guarantor expressly waives, to the fullest extent permitted by law, for the benefit of the Lender Group, any right to which it may be entitled:

(i)          that the assets of the Borrower first be used, depleted and/or applied in satisfaction of the Obligations prior to any amounts being claimed from or paid by such Guarantor;

(ii)         to require that the Borrower be sued and all claims against the Borrower be completed prior to an action or proceeding being initiated against such Guarantor; and

(iii)        to have its obligations hereunder be divided among the Guarantors, such that each Guarantor’s obligation would be less than the full amount claimed.

12.3         Modifications. Each Guarantor agrees to the fullest extent permitted by applicable law that (a) all or any part of any security which hereafter may be held for the Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Agent and the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests or Liens which hereafter may be held, if any, for the Obligations or the properties subject thereto; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under this Agreement may be granted indulgences generally; (e) any of the provisions of this Agreement or any other Loan Document may be modified, amended or waived; (f) any party liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

12.4         Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this guaranty by the Agent and the Lenders, and of all Loans made to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any Lien, if any, hereafter securing the Obligations, or the Agent’s or Lenders’ subordinating, compromising, discharging or releasing such Liens, if any; (e) all other notices to which the Borrower might otherwise be entitled in connection with the guaranty evidenced by this Article XII; and (f) demand for payment under this guaranty.

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12.5         Reinstatement. The obligations of each Guarantor under this Section 12.5 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Lenders on demand for all reasonable costs and expenses (including, but not limited to, reasonable fees and expenses of counsel) incurred by the Agent and the Lenders in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

12.6         Remedies. Each Guarantor agrees to the fullest extent permitted by applicable law that, as between such Guarantor, on the one hand, and the Agent and Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VII) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligations from becoming automatically due and payable) as against any other person and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by any other person) shall forthwith become due and payable by such Guarantor.

12.7         Limitation of Guaranty. Notwithstanding any provision to the contrary contained herein, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code). Notwithstanding anything herein or in any other Loan Document, the partners of the Loan Parties shall not be personally liable under this Agreement or any other Loan Document.

12.8         Subordination of Subrogation. Until the Obligations have been fully and finally performed and indefeasibly paid in full, the Guarantors (i) shall have no right of subrogation with respect to such Obligations, (ii) waive any right to enforce any remedy which the holders of the Obligations or the Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Obligations or any other Person, and (iii) waive any benefit of, and any right to participate in, any security or collateral given to the holders of the Obligations and the Agent to secure the payment or performance of all or any part of the Obligations or any other liability of the Borrower to the holders of the Obligations or the Agent. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the indefeasible payment in full in cash of the Obligations and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Agent and the other holders of the Obligations and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty.

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[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

FIFTH STREET HOLDINGS L.P.,
as the Borrower

By:	/s/ Bernard D. Berman
Name:	Bernard D. Berman
Title:	President

FSCO GP LLC,
as a Guarantor

By:	/s/ Bernard D. Berman
Name:	Bernard D. Berman
Title:	President

Fifth Street Management LLC,
as a Guarantor

By:	/s/ Bernard D. Berman
Name:	Bernard D. Berman
Title:	President

Fifth Street EIV, LLC,
as a Guarantor

By: Fifth Street Management LLC,
its Manager

By:	/s/ Bernard D. Berman
Name:	Bernard D. Berman
Title:	President

FSC CT LLC,
as a Guarantor

By:	/s/ Bernard D. Berman
Name:	Bernard D. Berman
Title:	President

[Signature Page to Credit Agreement]

Fifth Street Capital LLC,
as a Guarantor

By:	/s/ Bernard D. Berman
Name:	Bernard D. Berman
Title:	President

FSC LLC,
as a Guarantor

By:	/s/ Bernard D. Berman
Name:	Bernard D. Berman
Title:	President

FSC Midwest LLC,
as a Guarantor

By:	/s/ Bernard D. Berman
Name:	Bernard D. Berman
Title:	President

FIFth Street Capital West LLC,
as a Guarantor

By:	/s/ Bernard D. Berman
Name:	Bernard D. Berman
Title:	President

[Signature Page to Credit Agreement]

Sumitomo Mitsui Banking Corporation,
as the Agent and a Lender

By:	/s/ Akira Ando
Name:	Akira Ando
Title:	Managing Director

[Signature Page to Credit Agreement]

Morgan Stanley BANK, N.A.
as a Lender

By:	/s/ Subhalakshmi Ghosh-Kholi
Name:	Subhalakshmi Ghosh-Kholi
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Michael Kusner
Name:	Michael Kusner
Title:	Vice President

[Signature Page to Credit Agreement]

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Greg DeRise
Name:	Greg DeRise
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Authorized Signatory

By:	/s/ Remy Riester
Name:	Remy Riester
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

EAST WEST BANK,
as a Lender

By:	/s/ Kailey Dolan
Name:	Kailey Dolan
Title:	Portfolio Manager

[Signature Page to Credit Agreement]